As filed with the Securities and Exchange Commission
                         on July 9, 1998

                                      Registration No. 333-53853
=================================================================


                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                           -----------


                         AMENDMENT NO. 1
                               to


                             FORM S-3
                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933

                           -----------

                    Federal-Mogul Corporation
                  Federal-Mogul Financing Trust
      (Exact name of registrant as specified in its charter)



         Michigan                            38-0533580
         Delaware                            52-2103309
     (State or other                      (I.R.S. employer
     jurisdiction of                       identification
     incorporation)                            number)



                    26555 Northwestern Highway
                    Southfield, Michigan 48034
                          (248) 354-7700
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           -----------

                       EDWARD W. GRAY, JR.
                    FEDERAL-MOGUL CORPORATION
                    26555 Northwestern Highway
                    Southfield, Michigan 48034
                          (248) 354-7700
             (Name, address, including zip code, and
              telephone number, including area code,
                      of agent for service)


                   Copies of correspondence to:
                       Laurent Alpert, Esq.
                Cleary, Gottlieb, Steen & Hamilton
                        One Liberty Plaza
                     New York, New York 10006
                          (212) 225-2000

                           -----------

        Approximate date of commencement of proposed sale
                          to the public:
                As soon as practicable after this
            Registration Statement becomes effective.

                           -----------

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: |_|

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than the securities offered only in connection with dividend or interest reinvestment plans, check the following box. |x|

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
|_|

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                           -----------

                 CALCULATION OF REGISTRATION FEE
=================================================================
                             PROPOSED
TITLE OF                     MAXIMUM   PROPOSED         AMOUNT
EACH CLASS                   OFFERING  MAXIMUM          OF
OF SECURITIES   AMOUNT       PRICE     AGGREGATE        REGIS-
TO BE           TO BE REG-   PER       OFFERING         TRATION
REGISTERED      ISTERED(1)   UNIT(4)   PRICE(4)         FEE(1)
-----------------------------------------------------------------
Convertible
Preferred
Securities
 of
Federal-
Mogul
Financing
Trust           11,500,000   $50(1)    $575,000,000(1)  $169,625
-----------------------------------------------------------------
7% Convert-
ible Junior
Subordinated
Debentures
of Federal-
Mogul
Corporation        (2)        --             --             --
-----------------------------------------------------------------
Common
Stock of
Federal-
Mogul
Corporation        (3)        --             --             --
-----------------------------------------------------------------
Convertible
Preferred
Securities
Guarantee
of Federal-
Mogul
Corporation
and certain
back-up
under-
takings(5)
-----------------------------------------------------------------
Total           11,500,000    100%     $575,000,000(1)  $169,625
=================================================================

(1) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) of the Securities Act.

(2) $575,000,000 in aggregate principal amount of 7% Convertible Junior Subordinated Debentures (the "Convertible Subordinated Debentures") of Federal-Mogul Corporation (the "Company") were issued and sold to Federal-Mogul Financing Trust (the "Trust") in connection with the issuance by the Trust of 11,500,000 of its 7% Convertible Preferred Securities (the "Convertible Preferred Securities"). The Convertible Subordinated Debentures may be distributed, under certain circumstances, to the holders of Convertible Preferred Securities for no additional consideration.

(3)  Such indeterminate number of shares of Federal-Mogul
     Corporation Common Stock as may be issuable upon conversion of the Convertible Preferred Securities registered hereunder, including such shares as may be issuable pursuant to anti-dilution adjustments.

(4)  Exclusive of accrued interest and distributions, if any.

(5) No separate consideration will be received for the Convertible Preferred Securities Guarantee or for certain back-up undertakings of Federal-Mogul Corporation to pay certain costs, expenses, debts and obligations of Federal-Mogul Financing Trust, as described in the Registration Statement.

                           -----------

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
=================================================================

XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
X   Information contained herein is subject to completion             X
X   or amendment. A registration statement relating to these          X
X   securities has been filed with the Securities and Exchange        X
X   Commission. These securities may not be sold nor may offers to    X
X   buy be accepted prior to the time the registration statement      X
X becomes effective. This prospectus shall not constitute an offer X X to sell or the solicitation of an offer to buy nor shall there be X X any sale of these securities in any State in which such offer, X
X   solicitation or sale would be unlawful prior to registration or   X
X   qualification under the securities laws of any such State.        X
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX



                            PROSPECTUS


          11,500,000 Trust Convertible Preferred Securities
                    Federal-Mogul Financing Trust
              7% Trust Convertible Preferred Securities
     (Liquidation Amount $50 per Convertible Preferred Security)
            Guaranteed to the Extent Set Forth Herein by,
                and convertible into Common Stock of,

                      Federal-Mogul Corporation


      This Prospectus relates to the offering for resale of the 7% Trust Convertible Preferred Securities (the "Convertible Preferred Securities"), liquidation amount $50 per Convertible Preferred Security, which represent undivided beneficial interests in the assets of Federal-Mogul Financing Trust, a statutory business trust created under the laws of the State of Delaware (the "Issuer" or the "Trust") and the shares of Common Stock, without par value ("Common Stock" or "Federal-Mogul Common Stock") of Federal-Mogul Corporation, a Michigan corporation ("Federal-Mogul" or the "Company"), issuable upon conversion of the Convertible Preferred Securities. The Convertible Preferred Securities were issued and sold (the "Original Offering") on December 1, 1997 and December 10, 1997 to the Initial Purchaser (as defined herein, see "Selling Holders") and were simultaneously sold by the Initial Purchaser in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), in the United States to persons reasonably believed by the Initial Purchaser to be qualified institutional buyers as defined in Rule 144A under the Securities Act and outside the United States to non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act. Federal-Mogul directly or indirectly owns all the common securities (the "Common Securities" and, together with the Convertible Preferred Securities, the "Trust Securities") representing undivided beneficial interests in the assets of the Issuer. The Issuer exists for the sole purpose of issuing the Trust Securities and investing the proceeds of the sale thereof in 7% Convertible Junior Subordinated Debentures due 2027 (the "Convertible Subordinated Debentures") of Federal-Mogul in an aggregate principal amount equal to the aggregate liquidation amount of Trust Securities. The Convertible Subordinated Debentures are unsecured, subordinated obligations of Federal-Mogul as described herein. Upon an event of default under the Declaration (as defined herein), the holders of Convertible Preferred Securities will have a preference over the holders of the Common Securities with respect to payments in respect of distributions and payments upon redemption, liquidation and otherwise.

      The Convertible Preferred Securities and the Common Stock issuable upon conversion of the Convertible Preferred Securities (the "Offered Securities") may be offered and sold from time to time by the holders named herein or by their transferees, pledgees, donees or their successors (collectively, the "Selling Holders") pursuant to this Prospectus. The Offered Securities may be sold by the Selling Holders from time to time directly to purchasers or through agents, underwriters or dealers. See "Plan of Distribution" and "Selling Holders." If required, the names of any such agents or underwriters involved in the sale of the Offered Securities and the applicable agent's commission, dealer's purchase price or underwriter's discount, if any, will be set forth in an accompanying supplement to this Prospectus (the "Prospectus Supplement"). The Selling Holders will receive all of the net proceeds from the sale of the Offered Securities and will pay all underwriting discounts and selling commissions, if any, applicable to any such sale. The Company is responsible for payment of all other expenses incident to the offer and sale of the Offered Securities. The Selling Holders and any broker-dealers, agents or underwriters which participate in the distribution of the Offered Securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission received by them and any profit on the resale of the Offered Securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution" for a description of indemnification arrangements.

 (continued on following page)

      Prospective investors should carefully consider the matters discussed under the caption "Risk Factors" commencing on page 6.

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


           The date of this Prospectus is July 9, 1998.

(continued from cover page)

      Holders of the Convertible Preferred Securities are entitled to receive cumulative cash distributions at an annual rate of 7% of the liquidation amount of $50 per Convertible Preferred Security, accruing from the first date that any Convertible Preferred Securities are issued and payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, commencing March 1, 1998 ("distributions"). The payment of distributions out of monies held by the Trust, payments on liquidation of the Trust and payments on or the redemption of Convertible Preferred Securities, as set forth below, are guaranteed by Federal-Mogul (the "Guarantee") on a subordinated basis and to the extent described under "Description of the Guarantee." The Guarantee covers payments of distributions and other payments on the Convertible Preferred Securities only if and to the extent that the Trust has funds available therefor, which will not be the case unless Federal-Mogul has made corresponding payments of interest or principal or other payments on the Convertible Subordinated Debentures held by the Trust. The Guarantee, when taken together with Federal-Mogul's obligations under the Declaration (as defined herein), including its liabilities to pay costs, expenses, debts and obligations of the Trust (other than with respect to the Trust Securities), provides a full and unconditional guarantee, on a subordinated basis, of amounts due on the Convertible Preferred Securities in accordance with their terms. See "Risk Factors--Risks Relating to the Convertible Preferred Securities--Limitations of the Guarantee."

      The obligations of Federal-Mogul under the Convertible Subordinated Debentures are subordinate and junior in right of payment to all present and future Senior Indebtedness (as defined herein) of Federal-Mogul. The obligations of Federal-Mogul under the Guarantee are subordinate and junior in rights of payment to all other liabilities of Federal-Mogul and pari passu with the most senior preferred stock of Federal-Mogul outstanding from time to time, if any.

      The Convertible Subordinated Debentures purchased by the
Trust may be subsequently distributed pro rata to holders of the Trust Securities in connection with the dissolution of the Trust, upon the occurrence of certain events.


     Each Convertible Preferred Security is convertible in the manner described herein at the option of the holder, at any time through the Conversion Expiration Date (as defined herein), into shares of Common Stock, at the rate of .9709 shares of Federal-Mogul Common Stock for each Convertible Preferred Security (equivalent to a conversion price (the "Conversion Price") of $51.50 per share of Federal-Mogul Common Stock), subject to adjustment in certain circumstances. On July 8, 1998, the last reported sale price of Federal-Mogul Common Stock, which is reported under the symbol "FMO" on the New York Stock Exchange Composite Tape, was 70 7/16 per share.


      The distribution rate and the distribution payment dates and other payment dates for the Convertible Preferred Securities will correspond to the interest rate and interest payment dates and other payment dates of the Convertible Subordinated Debentures, which will be the sole assets of the Trust. As a result, if principal and interest are not paid on the Convertible Subordinated Debentures, no amounts will be paid on the Convertible Preferred Securities.

      So long as Federal-Mogul shall not be in default in the payment of interest on the Convertible Subordinated Debentures, Federal-Mogul has the right to defer payments of interest on the Convertible Subordinated Debentures by extending the interest payment period on the Convertible Subordinated Debentures at any time, and from time to time, for up to 20 consecutive quarters (each, an "Extension Period"). If interest payments are so deferred, distributions will continue to accumulate with interest thereon (to the extent permitted by applicable law) at the distribution rate, compounded quarterly. During any Extension Period, holders of Convertible Preferred Securities will be required to include deferred interest income in their gross income for United States federal income tax purposes in advance of receipt of the cash distributions with respect to such deferred interest payments. There could be multiple Extension Periods of varying lengths throughout the term of the Convertible Subordinated Debentures. See "Risk Factors--Risks Relating to the Convertible Preferred Securities--Delay of Interest Payments" "Descriptions of the Convertible Subordinated Debentures--Option to Extend Interest Payment Period," "Description of the Convertible Preferred Securities--Distributions," and "United States Federal Income Taxation--Interest Income and Original Issue Discount."

      The Convertible Subordinated Debentures are redeemable by Federal-Mogul, in whole or in part, from time to time, on or after December 6, 2000, at the prices set forth herein (the "Redemption Price"), plus accrued and unpaid interest thereon to the date fixed for redemption (the "Redemption Date"). In addition, in certain circumstances upon the occurrence of a Special Event (as defined herein) the Convertible Subordinated Debentures may be redeemed by Federal-Mogul at 100% of the principal amount thereof plus accrued and unpaid interest thereon. If Federal-Mogul redeems the Convertible Subordinated Debentures, the Trust must redeem Convertible Preferred Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Convertible Subordinated Debentures so redeemed. See "Description of the Convertible Preferred Securities--Redemption." The outstanding Convertible Preferred Securities will be redeemed when the Convertible Subordinated Debentures mature on December 1, 2027.

      Upon the occurrence of a Special Event arising from a change in law or a change in legal interpretation, unless the Convertible Subordinated Debentures are redeemed in the limited circumstances described herein, the Trust may be dissolved, with the result that the Convertible Subordinated Debentures would be distributed, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of the Convertible Preferred Securities, on a pro rata basis, in lieu of any cash distribution. If Federal-Mogul declines to consent to such dissolution and distribution, Federal-Mogul may incur an obligation to pay additional interest. See "Description of the Convertible Preferred Securities--Special Event Distributions; Tax Event Redemption" and "Description of the Convertible Subordinated Debentures--Additional Interest."

      In the event of the involuntary liquidation, dissolution or winding up of the Trust, the holders of the Convertible Preferred Securities will be entitled to receive, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, for each Convertible Preferred

Security a liquidation amount of $50 plus accrued and unpaid distributions thereon (including interest thereon) to the date of payment, unless, in connection with such dissolution, the Convertible Subordinated Debentures are distributed to the holders of the Convertible Preferred Securities. See "Description of the Convertible Preferred Securities--Liquidation Distribution Upon Dissolution."

      The Convertible Preferred Securities are evidenced by one or more global securities in fully registered form, without coupons (collectively, the "Global Security"). The Global Security has been deposited with a custodian for, and with title to such security registered in the name of a nominee of, The Depository Trust Company ("DTC") in New York, New York. Beneficial interests in the Global Security will be shown on and transfers thereof will be effected only through, records maintained by DTC and its participants. See "Description of the Convertible Preferred Securities--Form, Denomination and Registration."

                       AVAILABLE INFORMATION

      Federal-Mogul is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of which this Prospectus forms a part, as well as such reports, proxy statements and other information filed by Federal-Mogul with the Commission, can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices in Chicago, Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511, and in New York, 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained by mail from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates and such material is contained on the worldwide web site maintained by the Commission at http://www.sec.gov. Reports, proxy statements and other information concerning Federal-Mogul can be inspected at the offices of the New York Stock Exchange, Inc. (the "NYSE"), 20 Broad Street, New York, New York 10005.

      No separate financial statements of the Trust have been included herein. Federal-Mogul does not consider that such financial statements would be material to holders of Convertible Preferred Securities because (i) all of the voting securities of the Trust are owned, directly or indirectly, by Federal-Mogul, a reporting company under the Exchange Act, (ii) the Trust has no independent operations and exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of the Trust and investing the proceeds thereof in the Convertible Subordinated Debentures issued by Federal-Mogul and
(iii) Federal-Mogul's obligations described herein under the Declaration, the Guarantee, the Convertible Subordinated Debentures and the Indenture (as defined herein), taken together provide a full and unconditional guarantee, on a subordinated basis, of amounts due on the Convertible Preferred Securities in accordance with their terms. See "Description of the Guarantee" and "Description of the Convertible Subordinated Debentures."

      Federal-Mogul and the Trust have filed the Registration Statement with the Commission in Washington D.C. with respect to the Securities offered hereby. This Prospectus constitutes a part of the Registration Statement and does not contain all the information set forth therein, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Any statements contained herein concerning the provisions of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference. For further information regarding Federal-Mogul, the Trust and the securities offered hereby, reference is made to the Registration Statement and to the exhibits thereto.

          INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      Federal-Mogul has filed with the Commission, pursuant to
Section 13 of the Exchange Act:

      1. Federal-Mogul's Annual Report on Form 10-K for the year ended December 31, 1997;

      2. Federal-Mogul's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;


      3. Federal-Mogul's Current Reports on Form 8-K filed on
January 13, 1998, March 11, 1998, March 23, 1998, April 7, 1998,
April 17, 1998, May 14, 1998 and June 11, 1998;

      4. Federal-Mogul's Proxy Statement for the 1998 annual meeting of stockholders, filed on April 21, 1998; and

      5. Federal-Mogul's Registration Statement on Form S-3
(Registration No. 333-56725), effective as of June 25, 1998.


      All documents filed by Federal-Mogul with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference into this Prospectus and made a part hereof from the date of filing of such documents, except that the information required by Item 402 (i), (k) and (l) of Regulation S-K under the Securities Act and included in any such document is not incorporated herein. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or therein or in a subsequently filed document, that also is or is deemed to be incorporated by reference herein or therein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (NOT INCLUDING EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS) ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN OR ORAL REQUEST DIRECTED
TO: EDWARD W. GRAY, JR., ESQ., SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY, FEDERAL-MOGUL CORPORATION, 26555 NORTHWESTERN HIGHWAY, SOUTHFIELD, MICHIGAN 48034 (TELEPHONE:
(248) 354-7700).

                    FORWARD-LOOKING STATEMENTS

      Certain statements contained or incorporated in this Prospectus which are not statements of historical fact constitute
"forward-looking statements" within the meaning of the Private
Securities Litigation Reform Act of 1995 (the "Act"). Such statements are made in good faith by Federal-Mogul pursuant to the "safe harbor" provisions of the Act.

      Forward-looking statements include financial projections and estimates and statements regarding plans, objectives and expectations of Federal-Mogul and its management, including, without limitation, plans to integrate the businesses of T&N plc ("T&N") and Fel-Pro Incorporated and certain affiliated entities ("Fel-Pro") into Federal-Mogul, plans to address computer software issues related to the approach of the year 2000, estimated proceeds of planned dispositions and the effects of such dispositions on Federal-Mogul's balance sheet and statement of operations, and the scope and effect of T&N's asbestos liability. Such matters are discussed under the captions "Risk Factors," and in the information incorporated by reference herein.

      Forward-looking statements may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Federal-Mogul to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors include, without limitation, those relating to the combination of Federal-Mogul's business with those of T&N and Fel-Pro and the anticipated synergies and operating efficiencies and restructuring charges in connection therewith, conditions in the automotive components industry, certain global and regional economic conditions and other factors detailed herein and from time to time in the documents incorporated by reference herein. Moreover, Federal-Mogul's plans, objectives and intentions are subject to change based on these and other factors (some of which are beyond Federal-Mogul's control). Some of the factors that may cause such material differences are set forth herein under the caption "Risk Factors."

                           RISK FACTORS

      PROSPECTIVE PURCHASERS OF THE OFFERED SECURITIES SHOULD
CAREFULLY REVIEW THE INFORMATION CONTAINED ELSEWHERE IN THIS
PROSPECTUS OR INCORPORATED BY REFERENCE HEREIN AND SHOULD
PARTICULARLY CONSIDER THE FOLLOWING MATTERS.

Risks Relating to Federal-Mogul

    Effect of Substantial Leverage


      As a result of its acquisitions of T&N and Fel-Pro, Federal-Mogul is substantially leveraged. As of March 31, 1998, Federal-Mogul had total debt of $3,111.5 million (total long-term debt of $2,273.7 million and total short-term debt of $837.8 million), $575 million in Convertible Preferred Securities and shareholders' equity of $586.0 million, producing a total capitalization of $4,272.5 million, so that total debt as a percentage of total capitalization was 72.8% and total long-term debt as a percentage of total capitalization was approximately
53.2%. In June 1998 Federal-Mogul repaid $500 million of short-term debt and $92.3 million of long-term debt with the proceeds of an offering of Federal-Mogul's Common Stock. Also, in June 1998, Federal-Mogul refinanced $981.4 million of long-term bank debt with an offering of $250 million 7 1/2% Notes due July 1, 2004, $400 million 7 3/4% Notes due July 1, 2006 and $350 million 7 7/8% Notes due July 1, 2010. Federal-Mogul may also incur substantial additional indebtedness in the future, including, without limitation, in connection with any future acquisitions, although its ability to do so is restricted by the $2.75 billion floating rate senior credit agreement (the "Senior Credit Agreement") (consisting of a $2.35 billion term loan facility, which was reduced to $2.275 billion effective as of March 11, 1998 and a $400 million revolving loan facility).


      Federal-Mogul's leverage may have important consequences to holders of the Convertible Preferred Securities and the holders of the Common Stock, including: (i) limiting Federal-Mogul's ability to obtain additional financing to fund future working capital requirements, capital expenditures, debt service requirements, acquisitions or other general corporate requirements; (ii) requiring a substantial portion of Federal-Mogul's cash flow from operations to be dedicated to payment of principal and interest on its indebtedness, thereby reducing the funds available for operations and future business opportunities; (iii) requiring all of the indebtedness incurred under the Senior Credit Agreement or other indebtedness incurred by Federal-Mogul to be repaid prior to the time any principal payments are required on the Convertible Subordinated Debentures;
(iv) placing Federal-Mogul at a competitive disadvantage to companies with which it competes that may be less leveraged; and
(v) increasing Federal-Mogul's vulnerability to adverse economic and industry conditions. In addition, since certain of Federal-Mogul's borrowings are at variable rates of interest, Federal-Mogul will be vulnerable to increases in interest rates, which could have a material adverse effect on Federal-Mogul's results of operations, liquidity and financial condition. Federal-Mogul's ability to make scheduled payments of the principal of, to pay interest on or to refinance its indebtedness depends on its future performance, which to a certain extent is subject to economic, financial, competitive and other factors beyond its control. There can be no assurance that Federal-Mogul's business will continue to generate cash flow from operations in the future sufficient to service its debt and make necessary capital expenditures. If unable to generate such cash flow, Federal-Mogul may be required to adopt one or more alternatives, such as reducing or delaying planned expansion, selling assets, restructuring debt or obtaining additional equity capital. There can be no assurance that any of these strategies could be effected on satisfactory terms or without substantial additional expense for Federal-Mogul. These and other factors could have a material adverse effect on the results of operations, liquidity and financial condition of Federal-Mogul, on Federal-Mogul's ability to make payments on the Convertible Subordinated Debentures and the Trust's ability to make payments on the Convertible Preferred Securities and on the marketability, price and future value of the Convertible Preferred Securities and Common Stock.

      The Senior Credit Agreement imposes financial and other restrictions on Federal-Mogul, including limitations on the incurrence of debt and on Federal-Mogul's ability to dispose of assets. The Senior Credit Agreement also requires Federal-Mogul to make periodic payments in respect of interest and outstanding principal, including from material disposals, "excess cash flow" and the proceeds of certain issuances of capital stock or indebtedness, and to maintain compliance with certain financial ratios and minimum net worth tests. There can be no assurance that these requirements will be met in the future. Failure to achieve compliance would result in a default under the Senior Credit Agreement and could lead to acceleration of the related debt and the acceleration of debt under other instruments evidencing indebtedness that contain cross-acceleration or cross-default provisions. In such a case, there can be no assurance that Federal-Mogul would be able to refinance or otherwise repay such indebtedness.

    Integration of the Businesses of T&N and Fel-Pro

      The acquisitions of T&N and Fel-Pro substantially increased the size and complexity of Federal-Mogul's operations and have created the need for Federal-Mogul to integrate three businesses that have previously operated independently. There can be no assurance that Federal-Mogul will not encounter difficulties in integrating T&N's and Fel-Pro's operations with its own or that the expected benefits will be realized from such integration. Any material delays or unexpected costs incurred in connection with such integration could have a material adverse effect on Federal-Mogul and its results of operations, liquidity and financial condition. Furthermore, there can be no assurance that the operations, management and personnel of Federal-Mogul, T&N and Fel-Pro will be compatible. Among the factors considered by Federal-Mogul in connection with the acquisitions of T&N and Fel-Pro were the opportunities for synergies expected to be achieved. However, there can be no assurance that Federal-Mogul will achieve the desired levels of synergies when anticipated or at all. Failure to achieve the desired levels of synergies could have a material adverse effect on the business, results of operations, liquidity and financial condition of Federal-Mogul.

      In addition, Federal-Mogul has announced that it intends, in connection with its targeted synergies, to incur restructuring charges and related costs of $205 million, which is moderately less than the annual level of synergy benefits anticipated in the year 2000. No assurance can be given that such costs will not be substantially greater than this amount or that achieving such synergies will be possible without additional cost or charges to earnings in future periods. Any such charges could have a material adverse effect on the business, results of operations, liquidity and financial condition of Federal-Mogul.

      In connection with securing regulatory approvals for the acquisition of T&N, Federal-Mogul agreed with the U.S. Federal Trade Commission (the "FTC") to divest T&N's thinwall and dry bearings (polymer bearings) operations (the "T&N Bearings Business"). The purchaser of the T&N Bearings Business will become a direct competitor of Federal-Mogul.

    T&N's Asbestos Liability

      T&N and certain of its subsidiaries are among many defendants named in a large number of court actions brought in the United States, and a smaller number of claims brought in the United Kingdom, relating to alleged asbestos-related diseases resulting from exposure to asbestos or products containing asbestos. T&N is also one of many defendants named in a small number of U.S. property damage claims. T&N has incurred significant charges to income in connection with settling claims and the establishment of reserves for asbestos liabilities and has obtained insurance coverage for certain asbestos liabilities. No assurance can be given that T&N will not be subject to material additional liabilities and significant additional litigation relating to asbestos that would result in significant additional charges not covered by reserves or insurance. Any such liabilities or litigation could have a material adverse effect on Federal-Mogul's results of operations, business, liquidity and financial condition.

    Acquisition Strategy

      One of Federal-Mogul's principal business strategies is to expand its core competencies in manufacturing and distribution through acquisitions of companies that Federal-Mogul identifies as complementary to its existing businesses and capable of achieving satisfactory rates of return. Federal-Mogul is usually engaged in various stages of evaluation of potential acquisition candidates. Currently Federal-Mogul is in the preliminary stages of pursuing one or more potential acquisitions, at least one of which would be material if consummated. Any such acquisition would be paid for through the incurrence of a significant amount of additional debt, the issuance of a significant amount of capital stock or both. If Federal-Mogul determines that any one or more of these potential acquisitions or other transactions would meet its criteria and may be accomplished on appropriate terms, it expects to act to attempt to consummate them as quickly as possible. There can be no assurance that any of the discussions in which Federal-

Mogul is currently engaged will result in the completion of any acquisitions, that Federal-Mogul will in the future succeed in locating or acquiring appropriate companies on attractive terms or that Federal-Mogul will be successful in integrating acquired companies or realizing desired benefits of such acquisitions.

      Federal-Mogul believes that successful implementation of this strategy will require significant capital expenditures which it might not be able to fund from its cash from operations. Therefore, Federal-Mogul may be required to borrow money or otherwise obtain financing for future acquisitions. Increased leverage of Federal-Mogul may have important consequences to holders of the Convertible Preferred Securities or holders of Common Stock. See "--Effect of Substantial Leverage." If Federal-Mogul is unable to procure suitable financing, it may be unable to complete desired acquisitions.

    Cyclical Nature of Automotive Industry

      Federal-Mogul's principal operations are directly related to domestic and foreign automotive vehicle production. Automobile sales and production are cyclical and can be affected by the strength of a country's general economy. In addition, automobile production and sales can be affected by labor relations issues, regulatory requirements, trade agreements and other factors. A decline in automotive sales and production would likely affect not only sales to original equipment customers but also sales to aftermarket customers and could result in a decline in Federal-Mogul's results of operations or a deterioration in Federal-Mogul's financial condition. If demand changes and Federal-Mogul fails to respond accordingly, its results of operations could be adversely affected in any given quarter. In addition, technical improvements in automotive component designs may adversely affect aftermarket demand.

    International Operations

      Federal-Mogul has manufacturing and distribution facilities located in many countries, principally in North America, Europe and Latin America. The acquisition of T&N significantly increased the portion of Federal-Mogul's business located outside the United States. International operations are subject to certain risks inherent in doing business abroad, including exposure to local economic conditions, expropriation and nationalization, currency exchange rate fluctuations and currency controls, and export and import restrictions. The likelihood of such occurrences and their potential effect on Federal-Mogul vary from country to country and are unpredictable.

    Foreign Currency Translation and Transaction Risk

      The financial condition and results of operations of certain Federal-Mogul operating entities are reported in various foreign currencies (principally pounds sterling, German marks, and to a lesser extent South African rand and French francs, among others) and then translated into U.S. dollars at the applicable exchange rate for inclusion in Federal-Mogul's financial statements. As a result, the appreciation of the dollar against these foreign currencies will have a negative impact on the reported sales and operating margin of T&N and other subsidiaries, as consolidated into Federal-Mogul (and conversely, the depreciation of the dollar against these foreign currencies will have a positive impact).

      In addition, Federal-Mogul incurs currency transaction risk whenever it or one of its foreign subsidiaries enters into either a purchase or sales transaction using a different currency than the relevant entity's functional currency. Currency transaction risk is reduced by matching revenues and costs with the same currency. Given the volatility of currency exchange rates, there can be no assurance that Federal-Mogul will be able to effectively manage its currency transaction risks or that any volatility in currency exchange rates will not have a material adverse effect on Federal-Mogul's financial condition or results of operations.

    Competition

      The global vehicular parts business is highly competitive. Federal-Mogul competes with many of its customers that produce their own components as well as with independent manufacturers and distributors of components in the United States and abroad. Certain of the Company's competitors have significantly greater financial and other resources than the Company. The inability of the Company to successfully respond to changing competitive conditions could adversely affect demand for the Company's products.

Risks Relating to the Convertible Preferred Securities

      Subordinate Ranking of Obligations Under the Guarantee and
Convertible Subordinated Debentures

      Federal-Mogul's obligations under the Guarantee are subordinate and junior in right of payment to all liabilities of Federal-Mogul and pari passu in right of payment with the most senior preferred stock issued, from time to time, if any, by Federal-Mogul. The obligations of Federal-Mogul under the Convertible Subordinated Debentures are subordinate and junior in right of payment to all present and future Senior Indebtedness (as defined herein) of Federal-Mogul, including indebtedness under the Senior Credit Agreement. No payment of principal (including redemption payments, if any), premium, if any, or interest on the Convertible Subordinated Debentures may be made if (i) any Senior Indebtedness of Federal-Mogul is not paid when due and any applicable grace period with respect to such default has ended with such default not having been cured or waived or ceasing to exist or (ii) the maturity of any Senior Indebtedness has been accelerated because of a default. Federal-Mogul also may not make any payment upon or in respect of the Convertible Subordinated Debentures if a default in the payment of the principal, premium, if any, interest or other obligations in respect of Senior Indebtedness occurs and is continuing beyond any applicable period of grace. There are no terms in the Convertible Preferred Securities, the Convertible Subordinated Debentures or the Guarantee that limit Federal-Mogul's ability to incur additional indebtedness, including indebtedness that ranks senior to the Convertible Subordinated Debentures and the Guarantee, or to grant security interests to secure outstanding or new indebtedness. See "Description of the Guarantee--Status of the Guarantee" and "Description of the Convertible Subordinated Debentures--Subordination."

    Limitations of the Guarantee

      The Guarantee Trustee (as defined herein) will hold the Guarantee for the benefit of the holders of the Convertible Preferred Securities. Under the Guarantee, Federal-Mogul guarantees payments to the holders of the Convertible Preferred Securities to the extent of the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Convertible Preferred Securities to the date of the payment to the extent the Trust has funds available therefor or
(b) the amount of assets of the Trust remaining available for distribution, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to holders of the Convertible Preferred Securities in liquidation of the Trust. Because the Guarantee is limited by the amount of the funds in the Trust, if Federal-Mogul were to default on its obligation to pay amounts payable on the Convertible Subordinated Debentures, the Trust would lack available funds for the payment of distributions or amounts payable on redemption of the Convertible Preferred Securities or otherwise, and, in such event, holders of the Convertible Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, holders of the Convertible Preferred Securities would rely on the enforcement (1) by the Institutional Trustee of its rights as registered holder of the Convertible Subordinated Debentures against Federal-Mogul pursuant to the terms of the Convertible Subordinated Debentures or (2) by such holder of its right of Direct Action (as defined herein) against Federal-Mogul as described below to enforce payments on the Convertible Subordinated Debentures. See "Description of the Guarantee--Events of Default." The Declaration provides that each holder of Convertible Preferred Securities, by acceptance thereof agrees to the provisions of the Guarantee, including the subordination provisions thereof, and the Indenture.

      Limitation of Enforcement of Certain Rights by Holders of
Convertible Preferred Securities

      If (i) the Trust fails to pay distributions in full on the Convertible Preferred Securities (other than pursuant to a deferral) or (ii) a Declaration Event of Default (as defined herein) occurred and was continuing, then the holders of Convertible Preferred Securities would rely on the enforcement by the Institutional Trustee of its rights as a holder of the Convertible Subordinated Debentures against Federal-Mogul. In addition, the holders of a majority in liquidation amount of the Convertible Preferred Securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Institutional Trustee or to direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration, including the right to direct the Institutional Trustee to exercise the remedies available to it as a holder of the Convertible Subordinated Debentures. If the Institutional Trustee fails to enforce its rights under the Convertible Subordinated Debentures, a holder of Convertible Preferred Securities may institute a legal proceeding directly against Federal-Mogul to enforce the Institutional Trustee's rights under the Convertible Subordinated Debentures without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of Federal-Mogul to pay interest or principal on the Convertible Subordinated Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Convertible Preferred Securities may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Convertible Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Convertible Preferred Securities of such holder (a "Direct Action") on or after the respective due date specified in the Convertible Subordinated Debentures. In connection with such Direct Action, Federal-Mogul will be subrogated to the rights of such holders of Convertible Preferred Securities under the Declaration to the extent of any payment made by Federal-Mogul to such holder of Convertible Preferred Securities in such Direct Action. The holders of Convertible Preferred Securities will not be able to exercise directly any other remedy available to the holders of Convertible Subordinated Debentures. See "Description of the Convertible Preferred Securities--Declaration Events of Default."

    Delay of Interest Payments

      So long as Federal-Mogul shall not be in default in the payment of interest on the Convertible Subordinated Debentures, Federal-Mogul has the right under the Indenture to defer payments of interest on the Convertible Subordinated Debentures by extending the interest payment period at any time, and from time to time, on the Convertible Subordinated Debentures. As a consequence of such an extension, quarterly distributions on the Convertible Preferred Securities would be deferred by the Trust during any such Extension Period. Prior to the termination of any such Extension Period, Federal-Mogul may further extend such Extension Period; provided, that any such Extension Period, together with all such previous and further extensions thereof may not exceed 20 consecutive quarters or extend beyond the maturity of the Convertible Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, Federal-Mogul may commence a new Extension Period, subject to the above requirements. See "Description of the Convertible Preferred Securities--Distributions" and "Description of the Convertible Subordinated Debentures--Option to Extend Interest Payment Period."

      Should Federal-Mogul exercise its right to defer payments of interest by extending the interest payment period, each holder of Convertible Preferred Securities will continue to accrue income (as original issue discount ("OID")) in respect of the deferred and compounded interest allocable to its Convertible Preferred Securities for United States federal income tax purposes, which will be allocated but not distributed, to holders of record of Convertible Preferred Securities. As a result, each such holder of Convertible Preferred Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash from Federal-Mogul Financing Trust related to such income if such holder disposes of its Convertible Preferred Securities prior to the record date for the date on which distributions of such amounts are made. Federal-Mogul has no current intention of exercising its right to defer payments of interest by extending the interest payment period of the Convertible Subordinated Debentures. However, should Federal-Mogul determine to exercise such right in the future. the market price of the Convertible Preferred Securities is likely to be materially adversely affected. A holder that disposes of its Convertible Preferred Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Convertible Preferred Securities. In addition, as a result of the existence of Federal-Mogul's right to defer interest payments, the market price of the Convertible Preferred Securities (which represent an undivided beneficial interests in the Convertible Subordinated Debentures) may be more volatile than other OID securities that do not have such interest deferral rights. See "United States Federal Income Taxation--Interest Income and Original Issue Discount."

    Special Event Distribution; Tax Redemption

      Upon the occurrence of a Special Event, the Trust could be dissolved (with the consent of Federal-Mogul), except in the limited circumstances described below, with the result that the Convertible Subordinated Debentures would be distributed, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of the Trust Securities in connection with the liquidation of the Trust. See "United States Federal Income Taxation--Possible Tax Law Changes." In certain circumstances, Federal-Mogul would have the right to redeem the Convertible Subordinated Debentures, in whole or in part, in lieu of a distribution of the Convertible Subordinated Debentures by the Trust, in which event the Trust would redeem the Trust Securities on a pro rata basis to the same extent as the Convertible Subordinated Debentures are redeemed by Federal-Mogul. See "Description of the Convertible Preferred Securities--Special Event Distribution; Tax Event Redemption."

      Under current United States federal income tax law, a distribution of Convertible Subordinated Debentures upon the dissolution of Federal-Mogul Financing Trust would not be a taxable event to holders of the Convertible Preferred Securities. Upon occurrence of a Special Event, however, a dissolution of Federal-Mogul Financing Trust in which holders of the Convertible Preferred Securities receive cash would be a taxable event to such holders. See "United States Federal Income Taxation--Receipt of Convertible Subordinated Debentures or Cash Upon Liquidation of the Trust."

      There can be no assurance as to the market prices for the Convertible Preferred Securities or the Convertible Subordinated Debentures that may be distributed in exchange for Convertible Preferred Securities if a dissolution or liquidation of the Trust were to occur. Accordingly, the Convertible Preferred Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Convertible Subordinated Debentures that a holder of Convertible Preferred Securities may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Convertible Preferred Securities offered hereby. Because holders of Convertible Preferred Securities may receive Convertible Subordinated Debentures upon the occurrence of a Special Event, prospective purchasers of Convertible Preferred Securities are also making an investment decision with regard to the Convertible Subordinated Debentures and should carefully review all the information regarding the Convertible Subordinated Debentures contained herein. See "Description of the Convertible Preferred Securities--Special Event Distribution; Tax Event Redemption" and "Description of the Convertible Subordinated Debentures--General."

    Absence of Voting Rights

      Except for limited rights regarding replacement of the Institutional Trustee, holders of the Convertible Preferred Securities will not have any voting rights with respect to Federal-Mogul's governance, nor will they be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, FMFT Trustees or Administrators (as defined herein), which voting rights are vested exclusively in the holder of the Common Securities. See "Description of the Convertible Preferred Securities--Voting Rights."

      Absence of Public Market for the Convertible Preferred
Securities on Resale

      There is no existing trading market for the Convertible Preferred Securities and there can be no assurance as to the liquidity of any such market that may develop, the ability of the holders of Convertible Preferred Securities to sell such securities, the price at which the holders of Convertible Preferred Securities would be able to sell such securities or whether a trading market, if it develops, will continue. The Trust does not intend to list the Convertible Preferred Securities on any securities exchange. If such a market were to exist, the Convertible Preferred Securities could trade at prices higher or lower than their liquidation amount, depending on many factors, including prevailing interest rates, the market for similar securities and the operating results of the Company. In the event that the Convertible Subordinated Debentures are distributed by the Trust to the holders of the Convertible Preferred Securities, the preceding considerations would be equally applicable to the Convertible Subordinated Debentures.

      The Trust has been advised by the Initial Purchaser that it intends to make a market in them as permitted by applicable laws and regulations. The Initial Purchaser is not obligated, however, to make a market in the Convertible Preferred Securities and any such market-making may be discontinued at any time at the sole discretion of the Initial Purchaser.

                   FEDERAL-MOGUL FINANCING TRUST

      The Trust is a statutory business trust created under Delaware law pursuant to (i) the Declaration of Trust, dated as of November 21, 1997, and governed by the Amended and Restated Declaration of Trust dated as of December 1, 1997 (the "Declaration"), executed by Federal-Mogul, as sponsor (the "Sponsor"), the trustees of the Trust (the "FMFT Trustees") and the administrators of the Trust (the "Administrators") and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on November 21, 1997. Upon issuance of the Convertible Preferred Securities, the purchasers thereof owned all of the Convertible Preferred Securities. Federal-Mogul directly or indirectly acquired all of the Common Securities, which have an aggregate liquidation amount equal to 3% of the total capital of Federal-Mogul Financing Trust. Federal-Mogul Financing Trust exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Convertible Subordinated Debentures and (iii) engaging in only those other activities necessary or incidental thereto.

      The Trust's business and affairs are conducted by the FMFT Trustees and the Administrators, as set forth in the Declaration. Pursuant to the Declaration, the number of FMFT Trustees is initially two. One Trustee is a financial institution that maintains its principal place of business in the state of Delaware (the "Delaware Trustee"). The other Trustee (the "Institutional Trustee") is a financial institution that is unaffiliated with Federal-Mogul and serves as institutional trustee under the Declaration and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Bank of New York, a New York banking corporation, is the Institutional Trustee until removed or replaced by the holder of the Common Securities. The Bank of New York acts as trustee (the "Guarantee Trustee") under the Guarantee and as Debt Trustee (as defined herein) under the Indenture. The Bank of New York (Delaware), an affiliate of the Institutional Trustee, acts as Delaware Trustee. See "Description of the Convertible Preferred Securities--Voting Rights." The Administrators are three individuals who are employees or officers of or affiliated with Federal-Mogul and will act as administrators with respect to the Trust. The Administrators are selected by the holders of a majority in liquidation amount of the Common Securities. The Administrators have only those ministerial duties set forth in the Declaration with respect to accomplishing the purposes of the Trust and are not intended to be trustees or fiduciaries with respect to the Trust or the holders of Convertible Preferred Securities.

      The Institutional Trustee holds title to the Convertible Subordinated Debentures for the benefit of the holders of the Trust Securities, and the Institutional Trustee has the power to exercise all rights, powers and privileges under the Indenture as the holder of the Convertible Subordinated Debentures. In addition, the Institutional Trustee maintains exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Convertible Subordinated Debentures for the benefit of the holders of the Trust Securities. The Institutional Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities out of funds from the Property Account. The Guarantee Trustee holds the Guarantee for the benefit of the holders of the Convertible Preferred Securities. Federal-Mogul, as the direct or indirect holder of all the Common Securities, has the right to appoint, remove or replace any Administrator and to increase or decrease the number of Administrators. Holders of a majority in liquidation preference of Convertible Preferred Securities have the right to replace the Institutional Trustee, provided that the successor Institutional Trustee shall be a corporation with trust powers organized under the laws of the United States or any State thereof with a combined capital and surplus of at least $500 million. Federal-Mogul will pay all fees and expenses related to Federal-Mogul Financing Trust and the offering of the Trust Securities. See "Description of the Convertible Subordinated Debentures--Miscellaneous."

      The rights of the holders of the Convertible Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Declaration, the Delaware Business Trust Act (the "Trust Act") and the Trust Indenture Act.


      The financial statements of the Trust will be consolidated with Federal-Mogul's financial statements and, in the event that the Trust obtains an exemption from the periodic reporting requirements of the Exchange Act pursuant to the Commission's Staff Accounting Bulletin 53, the Trust will not file separate financial statements under the Exchange Act and the Company's future filings under the Exchange Act will (i) present the Trust's securities as a separate line item on the balance sheet entitled "Company-Obligated Minority Interest-preferred securities in Trust," (ii) include on the face of its balance sheet a footnote stating that as described in the footnotes to the financial statements, the sole asset of the Trust are the Convertible Subordinated Debentures of Federal-Mogul with an aggregate principal amount of $592,783,550, which bear interest at the rate of 7% per annum and mature on December 1, 2027 and (iii) include in an audited footnote to the financial statements disclosure that (A) the Trust is wholly-owned; (B) the sole assets of the Trust are the Convertible Subordinated Debentures with an aggregate principal amount of $592,783,550, which bear interest at the rate of 7% per annum and mature on December 1, 2027; and (C) the Guarantee, when taken together with the Company's obligations under the Convertible Subordinated Debentures and the Indenture and its obligations under the Declaration, including its liabilities to pay costs, expenses, debts and obligations of the Trust (other than with respect to the Trust Securities), provides a full and unconditional guarantee, on a subordinated basis, of amounts due on the Convertible Preferred Securities in accordance with their terms.


      The place of business and the telephone number of the Trust are the principal executive offices and telephone number of Federal-Mogul. See "The Company."

                           THE COMPANY

      Federal-Mogul is a leading global manufacturer and distributor of a broad range of vehicular components for automobiles and light trucks, heavy duty trucks, farm and construction vehicles and industrial products. Such components include powertrain systems components (primarily bearings, rings and pistons), sealing system components (dynamic seals and gaskets) and general products (primarily friction products, sintered products, camshafts and systems protection products). Federal-Mogul markets its products to many of the world's major original equipment manufacturers. Federal-Mogul also manufactures and supplies its products and related parts to the aftermarket relating to each of these categories of equipment.

      Founded in 1899, Federal-Mogul traditionally focused on the manufacture and distribution of engine bearings and sealing systems. From 1990 through 1996, Federal-Mogul pursued a strategy of opening retail auto stores in various domestic and international locations. These geographically-dispersed stores proved burdensome to manage and resulted in substantial operating losses. In the fourth quarter of 1996, Federal-Mogul initiated a change of management, following which the Company initiated a significant restructuring program designed to refocus the Company on its core competency of manufacturing. As part of its restructuring, Federal-Mogul closed or sold substantially all of its retail operations. Federal-Mogul also began to pursue a growth strategy of acquiring complementary manufacturing companies that enhance the Company's product base, expand its global manufacturing operations and provide opportunities to capitalize on the Company's aftermarket distribution network and technological resources.

      In connection with its growth strategy, on March 6, 1998 Federal-Mogul acquired T&N, a U.K. based supplier of engine and transmission products, for total consideration of approximately (pound)1.46 billion ($2.42 billion, converted at a blended exchange rate of 1.6510 U.S. dollars to 1 pound sterling). T&N manufactures and supplies high technology engineered automotive components and industrial materials including pistons, friction products, bearings, systems protection, camshafts and sealing products. On February 24, 1998, Federal-Mogul acquired Fel-Pro, a privately-owned automotive parts manufacturer, for total consideration of approximately $717 million. Fel-Pro is a premier gasket manufacturer for the North American aftermarket and original equipment heavy duty market.

      Federal-Mogul operates facilities at over 240 manufacturing locations in 24 countries. On a pro forma basis (giving effect to the acquisitions of T&N and Fel-Pro and the disposition of the T&N Bearings Business as if they had occurred on January 1,
1997), Federal-Mogul's total sales for 1997 were $4.8 billion.

      Federal-Mogul is a Michigan corporation with its principal executive offices located at 26555 Northwestern Highway, Southfield, Michigan 48034. The telephone number of those offices is (248) 354-7700.

    RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO
       COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

      The following table sets forth Federal-Mogul's ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for each year in the five-year period ended December 31, 1997 and the three-month period ended March 31, 1998.

                                                   Year Ended December 31,
                          Three Months         -------------------------------
                      Ended March 31, 1998      1997  1996   1995   1994  1993
                      --------------------      ----  ----   ----   ----  ----
Ratio of Earnings to          1.1x              3.3x  N/A(2) N/A(3) 4.3x  2.7x
Fixed Charges(1):


                                                   Year Ended December 31,
                          Three Months         -------------------------------
                      Ended March 31, 1998      1997  1996   1995   1994  1993
                      --------------------      ----  ----   ----   ----  ----
Ratio of Earnings to          1.1x              2.9x  N/A(2) N/A(3) 3.1x  2.2x
Combined Fixed Charges
and Preferred Stock
Dividends(1):


---------------
(1) Federal-Mogul guarantees the debt of the Federal-Mogul
    Employee Stock Ownership Plan ("ESOP"); the fixed charges of the ESOP are not included in the above calculations.

(2) Not applicable as 1996 earnings were inadequate to cover fixed charges by $173.0 million.

(3) Not applicable as 1995 earnings were inadequate to cover fixed charges by $53.4 million.

      The ratio of earnings to fixed charges has been computed by dividing earnings by fixed charges. The ratio of earnings to combined fixed charges and preferred stock dividends has been computed by dividing earnings by the sum of fixed charges and preferred stock dividend requirements. Earnings consist of income before income taxes plus fixed charges excluding capitalized interest. Fixed charges consist of interest on all indebtedness, amortization of debt issuance costs and the portion of rental expense representative of interest.

                          USE OF PROCEEDS

      The Selling Holders will receive all of the proceeds from the sale of the Offered Securities. Neither Federal-Mogul nor the Trust will receive any proceeds from the sale of the Offered
Securities.

        DESCRIPTION OF THE CONVERTIBLE PREFERRED SECURITIES

      The Convertible Preferred Securities were issued pursuant to the terms of the Declaration. The Declaration incorporates by reference terms of the Trust Indenture Act. The Declaration will be qualified under the Trust Indenture Act. The Institutional Trustee, The Bank of New York, acts as indenture trustee for the Convertible Preferred Securities under the Declaration for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Convertible Preferred Securities include those stated in the Declaration and those made part of the Declaration by the Trust Indenture Act. The following summary of the material terms and provisions of the Convertible Preferred Securities is subject to, and qualified in its entirety by reference to, the Declaration, filed as an Exhibit to the Registration Statement, the Trust Act and the Trust Indenture Act.

General

     The Declaration authorizes the Trust to issue, the Trust Securities, which represent undivided beneficial interests in the assets of the Trust. All of the Common Securities are owned, directly or indirectly, by Federal-Mogul. The Common Securities rank pari passu, and payments will be made thereon on a pro rata basis, with the Convertible Preferred Securities, except that upon the occurrence and during the continuance of Declaration Event of Default, the rights of the holders of the Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise are subordinated to the rights of the holders of the Convertible Preferred Securities. The Declaration does not permit the issuance by the Trust of any securities other than the Trust Securities or the incurrence of any indebtedness by the Trust. Pursuant to the Declaration, the Institutional Trustee will hold the Convertible Subordinated Debentures purchased by the Trust for the benefit of the holders of the Trust Securities. The payment of distributions out of money held by the Trust, and payments upon redemption of the Convertible Preferred Securities or liquidation of the Trust out of money held by the Trust, are guaranteed by Federal-Mogul to the extent described under "Description of the Guarantee." The Guarantee is held by The Bank of New York, the Guarantee Trustee, for the benefit of the holders of the Convertible Preferred Securities. The Guarantee does not cover payment of distributions when the Trust does not have sufficient available funds to pay such distributions. In such event, the remedy of a holder of Convertible Preferred Securities is to vote to direct the Institutional Trustee to enforce the Institutional Trustee's rights under the Convertible Subordinated Debentures or, in certain limited circumstances, to take Direct Action. See "--Voting Rights" and "--Declaration Events of Default."

Distributions

      Distributions on the Convertible Preferred Securities are fixed at a rate per annum of 7% of the stated liquidation amount of $50 per Convertible Preferred Security. Distributions in arrears for more than one quarter will accrue interest thereon at the distribution rate, compounded quarterly. The term "distribution" as used herein includes any such interest payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

      Distributions on the Convertible Preferred Securities will be cumulative, will accrue from December 1, 1997, and will be payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, commencing March 1, 1998, when, as and if available for payment. Distributions will be made by the Institutional Trustee, except as otherwise described below.

      So long as Federal-Mogul shall not be in default in the payment of interest on the Convertible Subordinated Debentures, Federal-Mogul has the right under the Indenture to defer payments of interest on the Convertible Subordinated Debentures by extending the interest payment period from time to time on the Convertible Subordinated Debentures, which, if exercised, would defer quarterly distributions on the Convertible Preferred Securities (though such distributions would continue to accumulate with interest thereon at the distribution rate, compounded quarterly, since interest would continue to accrue on the Convertible Subordinated Debentures) during any such Extension Period. Such right to extend the interest payment period for the Convertible Subordinated Debentures is limited, in the case of any extension, to a period not exceeding 20 consecutive quarters and such period may not extend beyond the maturity of the Convertible Subordinated Debentures. In the event that Federal-Mogul exercises this right, then (a) Federal-Mogul shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock

(other than (i) purchases or acquisitions of shares of Federal-Mogul Common Stock in connection with satisfaction by Federal-Mogul or any of its subsidiaries of their respective obligations under any employee benefit plans, (ii) as a result of a reclassification of Federal-Mogul's capital stock or the exchange or conversion of one class or series of Federal-Mogul's capital stock for another class or series of capital stock or
(iii) the purchase of fractional interests in shares of Federal-Mogul's capital stock pursuant to the conversion or exchange provisions of such Federal-Mogul capital stock or the security being converted or exchanged for Federal-Mogul capital stock) or make any guarantee payments with respect to the foregoing and (b) Federal-Mogul shall not make any payment of interest, principal or premium, if any, on, or repay, repurchase or redeem, any debt securities (including guarantees) issued by Federal-Mogul that rank pari passu with or junior to the Convertible Subordinated Debentures. Prior to the termination of any such Extension Period, Federal-Mogul may further extend the interest payment period; provided, that any such Extension Period, together with all such previous and further extensions, may not exceed 20 consecutive quarters or extend beyond the maturity of the Convertible Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, Federal-Mogul may commence a new Extension Period, subject to the above requirements. See "Description of the Convertible Subordinated Debentures--Option to Extend Interest Payment Period" and "--Certain Covenants." If distributions are deferred, the deferred distributions and accrued interest thereon shall be paid to holders of record of the Convertible Preferred Securities as they appear on the books and records of the Trust on the record date next following the termination of such deferral period.

      Distributions on the Convertible Preferred Securities must be paid on the dates payable to the extent that the Trust has funds available for the payment of such distributions. The Trust's funds available for distribution to the holders of the Convertible Preferred Securities will be limited to payments received from Federal-Mogul on the Convertible Subordinated Debentures. Distributions on the Convertible Preferred Securities will not be made to the extent that payments are not made in respect of the Convertible Subordinated Debentures. See "Description of the Convertible Subordinated Debentures." The payment of distributions out of monies held by the Trust is guaranteed by Federal-Mogul to the extent set forth under "Description of the Guarantee."

      Distributions on the Convertible Preferred Securities will be payable to the holders thereof as they appear on the books and records of the Trust on relevant record dates, which will be one Business Day prior to the relevant payment dates. Such distributions will be paid through the Institutional Trustee who will hold amounts received in respect of the Convertible Subordinated Debentures for the benefit of the holders of the Trust Securities. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment will be made as described under "--Form, Denomination and Registration." In the event that the Preferred Securities do not continue to remain in book-entry-only form, the record date for each distribution shall be 15 days prior to the relevant payment date. In the event that any date on which distributions are to be made on the Convertible Preferred Securities is not a Business Day, then payment of the distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such record date. A "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banking institutions in New York City are permitted or required by any applicable law to close.

Conversion Rights

    General

      The Convertible Preferred Securities are convertible at any time through the close of business on the Business Day prior to the maturity date of the Convertible Subordinated Debentures (or, in the case of Convertible Preferred Securities called for redemption, prior to the close of business on the Business Day prior to the Redemption Date) (the "Conversion Expiration Date"), at the option of the holders thereof and in the manner described below, into shares of Federal-Mogul Common Stock at an initial conversion rate of .9709 shares of Federal-Mogul Common Stock for each Convertible Preferred Security (equivalent to a Conversion Price of $51.50 per share of Federal-Mogul Common Stock), subject to adjustment as described under "--Conversion Price Adjustments--General" below.

      The terms of the Convertible Preferred Securities provide that a holder of a Convertible Preferred Security wishing to exercise its conversion right shall surrender such Convertible Preferred Security, together with an irrevocable conversion notice, to the Institutional Trustee, as conversion agent (the "Conversion Agent"), which shall, on behalf of such holder, exchange such Convertible Preferred Security for a portion of the Convertible Subordinated Debentures and immediately convert an equivalent amount of Convertible Subordinated Debentures into Federal-Mogul Common Stock. Holders may obtain copies of the required form of the conversion notice from the Conversion Agent. Additional procedures for converting book-entry Convertible Preferred Securities into shares of Federal-Mogul Common Stock are described below under "--Form, Denomination and Registration."

      Accrued distributions will not be paid on the Convertible Preferred Securities that are converted, provided, that if any Convertible Preferred Security is converted on or after a record date for payment of distributions thereon and prior to the opening of business on the related distribution payment date, the distributions payable on such payment date with respect to such Convertible Preferred Security shall be distributed to the holder of record at the close of business on such record date, despite such conversion, and when surrendered for conversion, such Convertible Preferred Security (other than a Convertible Preferred Security or a portion of a Convertible Preferred Security called for redemption on a redemption date occurring after such record date and on or prior to such distribution payment date) must be accompanied by payment of an amount equal to the distribution payable on such distribution date; provided further, that if a Redemption Date falls between such record date and the related distribution payment date, the amount of such payment shall include distributions accrued to, but excluding, such Redemption Date. Except as provided in the immediately preceding sentence, neither the Trust nor Federal-Mogul shall make any payment, allowance or adjustment for accumulated and unpaid distributions, whether or not in arrears, on converted Convertible Preferred Securities. Federal-Mogul will make no payment or allowance for distributions on the shares of Federal-Mogul Common Stock issued upon such conversion, except to the extent that such shares of Federal-Mogul Common Stock are held of record on the record date for any such distributions.


      Federal-Mogul will pay any and all taxes that may be payable in respect of the issue or delivery of shares of Federal-Mogul Common Stock on conversion of Convertible Subordinated Debentures and the delivery of the shares of Federal-Mogul Common Stock by the Trust upon conversion of the Convertible Preferred Securities. Federal-Mogul shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issue and delivery of shares of Federal-Mogul Common Stock in a name other than that in which the Convertible Preferred Securities so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Trust the amount of any such tax, or has established to the satisfaction of the Trust that such tax has been paid.


      No fractional shares of Federal-Mogul Common Stock will be issued as a result of conversion, but in lieu thereof such fractional interest will be paid by Federal-Mogul in cash based on the current market price of Federal-Mogul Common Stock on the date such Convertible Preferred Securities are surrendered for conversion.

    Conversion Price Adjustments--General

      The Conversion Price per share of Federal-Mogul Common Stock is subject to adjustment (under formulae set forth in the Indenture) in certain events, including without duplication (i) the issuance of shares of Federal-Mogul Common Stock as a dividend or a distribution with respect to Federal-Mogul Common Stock, (ii) certain subdivisions and combinations of Federal-Mogul Common Stock, (iii) the issuance to all holders of Federal-Mogul Common Stock of certain rights or warrants entitling them (within a 45-day period) to subscribe for or purchase shares of Federal-Mogul Common Stock at less than the Current Market Price (as defined in the Indenture) (determined as of the record date for stockholders entitled to receive such rights or warrants),
(iv) the distribution to all holders of Federal-Mogul Common Stock of shares of capital stock (other than Federal-Mogul Common Stock) or evidences of indebtedness of Federal-Mogul or of assets (including securities, but excluding those rights, warrants, dividends and distributions referred to above or paid in cash),
(v) distributions consisting solely of cash, excluding any such distribution that constitutes a fundamental change (as defined below) and any quarterly cash dividend on Federal-Mogul Common Stock to the extent that the aggregate cash dividend per share of Federal-Mogul Common Stock in any quarter does not exceed the greater of (x) the amount per share of Federal-Mogul Common Stock of the next preceding quarterly dividend on Federal-Mogul Common Stock to the extent that such preceding quarterly dividend did not require an adjustment of the conversion rate pursuant to this clause (v) (as adjusted to reflect subdivisions or combinations of Federal-Mogul Common Stock ) and (y) 3.75% of the average of the daily Closing Prices of the Federal-Mogul Common Stock during the ten consecutive Trading Days immediately prior to the date of declaration of such dividend, and excluding any dividend or distribution in connection with the liquidation, dissolution or winding-up of Federal-Mogul, (vi) payment to holders of Federal-Mogul Common Stock in respect of a tender or exchange offer by Federal-Mogul or any subsidiary of Federal-Mogul for Federal-Mogul Common Stock to the extent that the cash and value of any other consideration included in such payment per share of Federal-Mogul Common Stock exceeds the Current Market Price (as defined in the Indenture) per share of Federal-Mogul Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer; and (vii) payment in respect of a tender offer or exchange offer by a person other than Federal-Mogul or any subsidiary of Federal-Mogul in which, as of the closing date of the offer, the Federal-Mogul board of directors is not recommending rejection of the offer. If an adjustment is required to be made as set forth in clause (v) above as a result of a distribution that is quarterly dividend, such adjustment would be based upon the amount by which such distribution exceeds the amount of the quarterly cash dividend permitted to be excluded pursuant to such clause (v). If an adjustment is required to be made based upon the full amount of the distribution that is not a quarterly divided, such adjustment would be based upon the full amount of the distribution. The adjustment referred to in clause (vii) above will only be made if (A) the tender offer or exchange offer is for an amount that increases that person's ownership of Federal-Mogul Common Stock to more than 25% of the total shares of Federal-Mogul Common Stock outstanding and (B) the cash and value of any other consideration included in such payment per share of the Federal-Mogul Common Stock exceeds the Current Market Price per share of Federal-Mogul Common Stock on the Business Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer. The adjustment referred to in clause (vii) above will not be made, however, if, as of the closing of the offer, the offering documents with respect to such offer disclose a plan or an intention to cause Federal-Mogul to engage in a consolidation or merger of Federal-Mogul or sale of all or substantially all of Federal-Mogul's assets.

      In the event that the Rights (as defined herein) are separated from the Federal-Mogul Common Stock in accordance with the provisions of Federal-Mogul's preferred share purchase rights plan (or any successor plan) such that the holders of Convertible Preferred Securities would thereafter not be entitled to receive any such Rights in respect of the Federal-Mogul Common Stock issuable upon conversion of such Convertible Preferred Securities, the Conversion Price will be adjusted as provided in clause (iv) of the preceding paragraph (subject to readjustment in the event of the expiration, termination or redemption of the Rights). In lieu of any such adjustment, Federal-Mogul may amend its preferred share purchase rights plan to provide that upon conversion of the Convertible Preferred Securities the holders will receive, in addition to the Federal-Mogul Common Stock issuable upon such conversion, the Rights that would have attached to such shares of Federal-Mogul Common Stock if the Rights had not become separated from the Federal-Mogul Common Stock pursuant to the provisions of such plan. See "Description of Capital Stock--Preferred Share Purchase Rights."

      Federal-Mogul from time to time may to the extent permitted by law reduce the Conversion Price by any amount for any period of at least 20 days, in which case Federal-Mogul shall give at least 15 days' notice of such reduction, if the Federal-Mogul Board of Directors has made a determination that such reduction would be in the best interests of Federal-Mogul, which determination shall be conclusive. Federal-Mogul may, at its option, make such reductions in the Conversion Price, in addition to those set forth above, as the Federal-Mogul Board of Directors deems advisable to avoid or diminish any income tax to holders of Federal-Mogul Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. See "United States Federal Income Taxation--Adjustment of Conversion Price."

      No adjustment in the Conversion Price will be required unless such adjustment would require a change of at least one percent (1%) in the Conversion Price then in effect; provided, that any adjustment that would not be required to be made shall be carried forward and taken into account in any subsequent adjustment. If any action would require adjustment of the Conversion Price pursuant to more than one of the provisions described above, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value to the holder of the Convertible Preferred Securities. Except as stated above, the Conversion Price will not be adjusted for the issuance of Federal-Mogul Common Stock or any securities convertible into or exchangeable for Federal-Mogul Common Stock or carrying the right to purchase any of the foregoing.

      In addition, no adjustment of the Conversion Price will be made upon the issuance of any Federal-Mogul Common Stock pursuant to any present or future plan obligations of Federal-Mogul or any of its affiliates providing for the reinvestment of dividends or interest payable on securities of Federal-Mogul and the investment of additional optional amounts in Federal-Mogul Common Stock under any such plan or the issuance of Federal-Mogul Common Stock or options or rights to purchase Federal-Mogul Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of Federal-Mogul or any of its subsidiaries or pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Convertible Preferred Securities are first issued.

      Conversion Price Adjustments -- Merger, Consolidation or
Sale of Assets of Federal-Mogul

      If any transaction shall occur (including without limitation (i) any recapitalization or reclassification of shares of Federal-Mogul Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of Federal-Mogul Common Stock), (ii) any consolidation or merger of Federal-Mogul with or into another person or any merger of another person into Federal-Mogul (other than a merger that does not result in a reclassification, conversion, exchange or cancellation of Federal-Mogul Common Stock), (iii) any sale or transfer of all or substantially all of the assets of Federal-Mogul, or (iv) any compulsory share exchange) pursuant to which either shares of Federal-Mogul Common Stock shall be converted into the right to receive other securities, cash or other property, or, in the case of a sale or transfer or all or substantially all of the assets of Federal-Mogul, the holders of Federal-Mogul Common Stock shall be entitled to receive other securities, cash or other property, then appropriate provision shall be made so that the holder of each Convertible Preferred Security then outstanding shall have the right thereafter to convert such Convertible Preferred Security only into:

         (x) in the case of any such transaction that does not constitute a Common Stock Fundamental Change (as defined below) and subject to funds being legally available for such purpose under applicable law at the time of such conversion, the kind and amount of the securities, cash or other property that would have been receivable upon such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Federal-Mogul Common Stock issuable upon conversion of such Convertible Preferred Security immediately prior to such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange, after giving effect, in the case of any Non-Stock Fundamental Change (as defined below), to any adjustment in the Conversion Price in accordance with clause (i) of the following paragraph, and

         (y) in the case of any such transaction that constitutes a Common Stock Fundamental Change, common stock of the kind received by holders of Federal-Mogul Common Stock as a result of such Common Stock Fundamental Change in an amount determined in accordance with clause (ii) of the following paragraph.

The company formed by such consolidation or resulting from such merger or that acquires assets or that acquires Federal-Mogul's shares, as the case may be, shall enter into a supplemental indenture with the Debt Trustee (as defined herein), satisfactory in form to the Debt Trustee and executed and delivered to the Debt Trustee, the provisions of which shall establish such right. Such supplemental indenture shall provide for adjustments that, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the relevant adjustments provided for in the preceding paragraphs and in this paragraph.

      Notwithstanding any other provision in the preceding paragraphs to the contrary, if any Fundamental Change (as defined below) occurs, then the Conversion Price in effect will be adjusted immediately after such Fundamental Change as follows:


          (i) in the case of a Non-Stock Fundamental Change, the Conversion Price immediately following such Non-Stock Fundamental Change shall be the lower of (A) the Conversion Price in effect immediately prior to such Non-Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to the preceding paragraphs, and (B) the product of (1) the greater of the Applicable Price (as defined below) and the then applicable Reference Market Price (as defined below) and (2) a fraction, the numerator of which is $50 and the denominator of which is (x) the amount of the redemption price for one Convertible Preferred Security if the redemption date were the date of such Non-Stock Fundamental Change (or, for the twelve-month periods commencing December 1, 1997 and December 1, 1998 and the period beginning December 1, 1999 and ending December 5, 2000, the product of 107%, 106.3% and 105.6%, respectively), times $50 plus (y) any then-accrued and unpaid distributions on one Convertible Preferred Security; and

          (ii) in the case of a Common Stock Fundamental Change, the Conversion Price of Convertible Preferred Securities, immediately following such Common Stock Fundamental Change shall be the Conversion Price in effect immediately prior to such Common Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to the preceding paragraphs, multiplied by a fraction, the numerator of which is the Purchaser Stock Price (as defined below) and the denominator of which is the Applicable Price; provided, that in the event of a Common Stock Fundamental Change in which (A) 100% of the value of the consideration received by a holder of Federal-Mogul Common Stock is common stock of the successor, acquirer or other third party (and cash, if any, paid with respect to any fractional interest in such common stock resulting from such Common Stock Fundamental Change) and (B) all of the Federal-Mogul Common Stock shall have been exchanged for, converted into or acquired for common stock of the successor, acquirer or other third party (and cash, if any, paid with respect to any fractional interests in such common stock resulting from such Common Stock Fundamental Change), the Conversion Price immediately following such Common Stock Fundamental Change shall be the Conversion Price in effect immediately prior to such Common Stock Fundamental Change multiplied by a fraction, the numerator of which is one (1) and the denominator of which is the number of shares of common stock of the successor, acquirer or other third party received by a holder of one share of Federal-Mogul Common Stock as a result of such Common Stock Fundamental Change.

      Depending upon whether a Fundamental Change is a Non-Stock Fundamental Change or a Common Stock Fundamental Change, a holder may receive significantly different consideration upon conversion. In the event of a Non-Stock Fundamental Change, the holder has the right to convert Convertible Preferred Securities into the kind and amount of the shares of stock and other securities or property or assets (including cash), except as otherwise provided above, that would have been receivable upon such Non-Stock Fundamental Change by a holder of the number of shares of Federal-Mogul Common Stock issuable upon conversion of such Convertible Preferred Securities immediately prior to such Non-Stock Fundamental Change, after giving effect to any adjustment in the Conversion Price in accordance with clause (i) of the preceding paragraph. However, in the event of a Common Stock Fundamental Change in which less than 100% of the value of the consideration received by a holder of Federal-Mogul Common Stock is common stock of the successor, acquirer or other third party, a holder of a Convertible Preferred Security who converts such share following the Common Stock Fundamental Change will receive consideration in the form of such common stock only, whereas a holder who converted such share prior to the Common Stock Fundamental Change would have received consideration in the form of such common stock as well as any other securities or assets (which may include cash) issuable upon conversion of such Convertible Preferred Security immediately prior to such Common Stock Fundamental Change.

      The term "Applicable Price" means (i) in the event of a Non-Stock Fundamental Change in which the holders of Federal-Mogul Common Stock receive only cash, the amount of cash received by a holder of one share of Federal-Mogul Common Stock and (ii) in the event of any other Fundamental Change, the average of the daily Closing Prices of the Federal-Mogul Common Stock during the 10 Trading Days immediately prior to the record date for the determination of the holders of Federal-Mogul Common Stock entitled to receive cash, securities, property or other assets in connection with such Fundamental Changes or, if there is no such record date, prior to the date upon which the holders of Federal-Mogul Common Stock shall have the right to receive such cash, securities, property or other assets, but the adjustment shall be based upon the consideration that the holders of Federal-Mogul Common Stock received in the transaction or event as a result of which more than 50% of the Federal-Mogul Common Stock shall have been exchanged for, converted into or acquired for, or shall constitute solely the right to receive such cash, securities, property or other assets.

      The term "Common Stock Fundamental Change" means any Fundamental Change in which more than 50% of the value (as determined in good faith by the Federal-Mogul Board of Directors) of the consideration received by holders of Federal-Mogul Common Stock consists of common stock that, for the 10 Trading Days immediately prior to such Fundamental Change, has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on The NASDAQ National Market; provided, that a Fundamental Change shall not be a Common Stock Fundamental Change unless either (i) Federal-Mogul continues to exist after the occurrence of such Fundamental Change and the outstanding Convertible Preferred Securities continue to exist as outstanding Convertible Preferred Securities or (ii) the outstanding Convertible Preferred Securities continue to exist as Convertible Preferred Securities and are convertible into shares of the common stock of the corporation succeeding to the business of Federal-Mogul.

      The term "Fundamental Change" means the occurrence of any transaction or event or series of transactions or events pursuant to which all or substantially all of the Federal-Mogul Common Stock shall be exchanged for, converted into, acquired for or shall constitute solely the right to receive cash, securities, property or other assets (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise); provided, in the case of any such series of transactions or events, for purposes of adjustment of the Conversion Price, such Fundamental Change shall be deemed to have occurred when substantially all of the Federal-Mogul Common Stock shall have been exchanged for, converted into or acquired for, or shall constitute solely the right to receive, such cash, securities, property or other assets.

      The term "Non-Stock Fundamental Change" means any
Fundamental Change other than a Common Stock Fundamental Change.

      The term "Purchaser Stock Price" means, with respect to any Common Stock Fundamental Change, the average of the daily Closing Price for one share of the common stock received by holders of Federal-Mogul Common Stock in such Common Stock Fundamental Change during the 10 Trading Days immediately prior to the date fixed for the determination of the holders of Federal-Mogul Common Stock entitled to receive such common stock or, if there is no such date, prior to the date upon which the holders of Federal-Mogul Common Stock shall have the right to receive such common stock.

      The term "Reference Market Price" shall initially mean $27.43 (which is an amount equal to 66% of the reported last sale price of Federal-Mogul Common Stock on the New York Stock Exchange on November 24, 1997) and, in the event of any adjustment to the Conversion Price other than as a result of a Fundamental Change, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the Conversion Price after giving effect to any such adjustment shall always be the same as the ratio of the initial Reference Market Price to the initial Conversion Price of $51.50 per share.

Redemption

      The Convertible Subordinated Debentures will mature on December 1, 2027 and may be redeemed, in whole or in part, at any time on or after December 6, 2000 (subject to certain exceptions), or at any time in certain circumstances upon the occurrence of a Special Event (as defined below). The Convertible Preferred Securities will not have a stated maturity date, although they will be subject to mandatory redemption upon the repayment of the Convertible Subordinated Debentures at their stated maturity, upon acceleration, earlier redemption or otherwise. Upon the repayment of the Convertible Subordinated Debentures, whether at maturity or upon redemption, the proceeds from such repayment or payment shall simultaneously be applied to redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Convertible Subordinated Debentures so repaid or redeemed at the appropriate Redemption Price (expressed as a percentage of the principal amount of the Convertible Subordinated Debentures) set forth below, together with accrued and unpaid interest on the Convertible Subordinated Debentures to, but excluding, the redemption date; provided, that holders of the Trust Securities shall be given not less than 30 nor more than 60 days' notice of such redemption. See "Description of the Convertible Subordinated Debentures--Redemption at the Option of Federal-Mogul." In the event that fewer than all of the outstanding Convertible Preferred Securities are to be redeemed, the Convertible Preferred Securities will be redeemed pro rata as described under "--Form, Denomination and Registration."

      If the Convertible Subordinated Debentures are redeemed during the period beginning December 6, 2000 and ending November 30, 2001, the Redemption Price shall be 104.9%. The table below shows Redemption Prices for Convertible Subordinated Debentures redeemed during the 12-month period beginning December 1:

Year                                        Redemption Price
----                                        ----------------

2001......................................       104.2%
2002......................................       103.5
2003......................................       102.8
2004......................................       102.1
2005......................................       101.4
2006......................................       100.7
2007 and thereafter.......................       100.0

Special Event Distribution; Tax Event Redemption

      "Tax Event" means that the Administrators shall have received an opinion of nationally recognized independent tax counsel experienced in such matters (a "Dissolution Tax Opinion") to the effect that as a result of (a) any amendment to, clarification of, or change (including any announced prospective change) in the laws, or any regulations thereunder, of the United States or any political subdivision or taxing authority thereof or therein, (b) any judicial decision, official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt such procedures or regulations (an "Administrative Action"), or (c) any amendment to, clarification of, or change in the official position or the interpretation of such Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case, by any legislative body, court, governmental authority or regulatory body, irrespective of the manner in which such amendment, clarification or change is made known, which amendment, clarification, or change is effective or such pronouncement or decision is announced, in each case, on or after November 24, 1997, there is the creation by such change in tax law of more than an insubstantial risk that (i) the Trust is or will be subject to United States federal income tax with respect to income accrued or received on the Convertible Subordinated Debentures, (ii) the Trust is, or will be subject to more than a de minimis amount of taxes (other than withholding taxes), duties or other governmental charges or (iii) interest paid in cash by Federal-Mogul to the Trust on the Convertible Subordinated Debentures is not, or will not be, deductible, in whole or in part, by Federal-Mogul for United States federal income tax purposes. Notwithstanding the foregoing, a Tax Event shall not include any change in tax law that requires Federal-Mogul for United States federal income tax purposes to defer taking a deduction for any original issue discount ("OID") that accrues with respect to the Convertible Subordinated Debentures until the interest payment related to such OID is paid by Federal-Mogul in cash; provided, that such change in tax law does not create more than an insubstantial risk that Federal-Mogul will be prevented from taking a deduction for OID accruing with respect to the Convertible Subordinated Debentures at a date that is no later than the date the interest payment related to such OID is actually paid by Federal-Mogul in cash.

      "Investment Company Event" means that the Administrators shall have received an opinion of nationally recognized independent counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority on or after November 24, 1997 (a "Change in 1940 Act Law"), there is more than an insubstantial risk that the Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act"), which change became effective on or after November 24, 1997.

      If, at any time, a Tax Event or an Investment Company Event (each, a "Special Event") shall occur and be continuing, the Trust shall, except in the limited circumstances described below, be dissolved with the result that Convertible Subordinated Debentures with an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the Trust Securities, would be distributed, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of the Trust Securities in liquidation of such holders' interest in the Trust on a pro rata basis within 90 days following the occurrence of the Special Event; provided, that in the case of a Tax Event such dissolution and distribution shall be conditioned on (i) the Administrators' receipt of an opinion of nationally recognized independent tax counsel experienced in such matters (a "No Recognition Opinion"), which opinion may rely on published revenue rulings of the Internal Revenue Service, to the effect that the holders of the Trust Securities will not recognize any gain or loss for United States federal income tax purposes as a result of such dissolution and distribution of Convertible Subordinated Debentures, (ii) Federal-Mogul or the Trust being unable to avoid such Tax Event within such 90-day period by taking some ministerial action or pursuing some other reasonable measure that will have no adverse effect on the Trust, Federal-Mogul or the holders of the Trust Securities and will involve no material cost and (iii) Federal-Mogul's prior written consent to such dissolution and distribution. If, in the case of a Tax Event, Federal-Mogul declines to consent to the dissolution and distribution, Federal-Mogul may incur an obligation to pay Additional Interest. See "Description of the Convertible Subordinated Debentures--Additional Interest." Furthermore, if after receipt of a Dissolution Tax Opinion by the Administrators
(i) Federal-Mogul has received an opinion (a "Redemption Tax Opinion") of nationally recognized independent tax counsel experienced in such matters that, as a result of a Tax Event, there is more than an insubstantial risk that Federal-Mogul would be precluded from deducting the interest on the Convertible Subordinated Debentures for United States federal income tax purposes even after the Convertible Subordinated Debentures were distributed to the holders of Trust Securities in liquidation of such holders' interests in the Trust as described above, or (ii) the Administrators shall have been informed by such tax counsel that it cannot deliver a No Recognition Opinion to the Trust, Federal-Mogul shall have the right, upon not less than 30 nor more than 60 days' notice, to redeem the Convertible Subordinated Debentures, in whole or in part, at 100% of the principal amount thereof plus accrued and unpaid interest (including Compound Interest (as defined herein)) thereon for cash within 90 days following the occurrence of such Tax Event. Following such redemption, Trust Securities with an aggregate liquidation amount equal to the aggregate principal amount of the Convertible Subordinated Debentures so redeemed shall be redeemed by the Trust at the liquidation amount thereof plus accrued and unpaid distributions thereon to the redemption date on a pro rata basis (except that if a Declaration Event of Default shall have occurred and be continuing, the Convertible Preferred Securities will have a priority over the Common Securities); provided, that if at the time there is available to Federal-Mogul or the Trust the opportunity to eliminate, within such 90-day period, the Tax Event by taking some ministerial action, such as filing a form or making an election or pursuing some other similar reasonable measure in each case that will have no adverse effect on the Trust, Federal-Mogul or the holders of the Trust Securities and will involve no material cost, Federal-Mogul or the Trust will pursue such measure in lieu of redemption.

      After the date for any distribution of Convertible Subordinated Debentures upon dissolution of the Trust, (i) the Trust Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee, as the record holder of the Global Certificates, will receive a registered global certificate or certificates representing the Convertible Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing Trust Securities not held by DTC or its nominee will be deemed to represent Convertible Subordinated Debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest (including Compound Interest) equal to accrued and unpaid distributions on, such Trust Securities until such certificates are presented to Federal-Mogul or its agent for transfer or reissuance.

      There can be no assurance as to the market price for the Convertible Subordinated Debentures that may be distributed in exchange for Trust Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Convertible Subordinated Debentures that the investor may subsequently receive on dissolution and liquidation of the Trust may trade at a discount to the price of the Trust Securities exchanged.

Redemption Procedures for Redemption by the Trust

      In the event of any redemption in part, the Trust shall not be required to (i) issue, register the transfer of or exchange any Convertible Preferred Securities during a period beginning at the opening of business 15 days before any selection for redemption of Convertible Preferred Securities and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of Convertible Preferred Securities to be so redeemed or (ii) register the transfer of or exchange any Convertible Preferred Securities so selected for redemption, in whole or in part, except for the unredeemed portion of any Convertible Preferred Securities being redeemed in part.

      If the Trust gives a notice of redemption in respect of Convertible Preferred Securities (which notice will be irrevocable), then, by 12:00 noon, New York City time, on the redemption date, provided that Federal-Mogul has paid to the Institutional Trustee a sufficient amount of cash in connection with the related redemption of the Convertible Subordinated Debentures, the Trust will irrevocably deposit with DTC funds sufficient to pay the amount payable on redemption of all book-entry certificates and will give DTC irrevocable instructions and authority to pay such amount in respect of Convertible Preferred Securities represented by the Global Certificates (as defined herein) and will irrevocably deposit with the paying agent for the Convertible Preferred Securities funds sufficient to pay such amount in respect of any certificated Convertible Preferred Securities and will give such paying agent irrevocable instructions and authority to pay such amount to the holders of certificated Convertible Preferred Securities upon surrender of their certificates. If notice of redemption shall have been given and funds deposited as required, then, immediately prior to the close of business on the redemption date, distributions will cease to accrue and all rights of holders of such Convertible Preferred Securities so called for redemption will cease, except the right of the holders of such Convertible Preferred Securities to receive the Redemption Price plus accrued and unpaid distributions on the Convertible Preferred Securities to be redeemed, but without interest on such Redemption Price. In the event that any date fixed for redemption of Convertible Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Convertible Preferred Securities is improperly withheld or refused and not paid either by the Trust, or by Federal-Mogul pursuant to the Guarantee, distributions on such Convertible Preferred Securities will continue to accrue at the then applicable rate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

      In the event that fewer than all of the outstanding
Convertible Preferred Securities are to be redeemed, the Convertible Preferred Securities will be redeemed pro rata.

      Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), Federal-Mogul or its subsidiaries may at any time, and from time to time, purchase outstanding Convertible Preferred Securities by tender, in the open market or by private agreement.

Liquidation Distribution Upon Dissolution

      In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Trust (each a "Liquidation"), the then holders of the Convertible Preferred Securities will be entitled to receive out of the assets of the Trust, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, distributions in an amount equal to the aggregate of the stated liquidation amount of $50 per Convertible Preferred Security plus accrued and unpaid distributions thereon to the date of payment (the "Liquidation Distribution"), unless, and to the extent that, in connection with such Liquidation, Convertible Subordinated Debentures in an aggregate stated principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the Convertible Preferred Securities have been distributed on a pro rata basis to the holders of the Convertible Preferred Securities.

      If, upon any such Liquidation, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Convertible Preferred Securities shall be paid on a pro rata basis. The holders of the Common Securities will be entitled to receive distributions upon any such dissolution pro rata with the holders of the Convertible Preferred Securities, except that if a Declaration Event of Default has occurred and is continuing, the Convertible Preferred Securities shall have a preference over the Common Securities with regard to such distributions.

      Pursuant to the Declaration, the Trust shall dissolve, and its affairs shall be wound up, (i) on December 1, 2037, the expiration of the term of the Trust, (ii) upon the bankruptcy of Federal-Mogul or the holder of the Common Securities, (iii) (other than in connection with a merger, consolidation or similar transaction not prohibited by the Indenture, the Declaration or the Guarantee) upon the filing of a certificate of dissolution or its equivalent with respect to the holder of the Common Securities or Federal-Mogul, after obtaining the consent of the holders of at least a majority in liquidation amount of the Trust Securities affected thereby voting together as a single class to dissolve, or the revocation of the charter of the holder of the Common Securities or Federal-Mogul and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iv) upon the distribution of Convertible Subordinated Debentures upon the occurrence of a Special Event, (v) upon the entry of a decree of a judicial dissolution of Federal-Mogul or the Trust, (vi) upon the redemption of all the Trust Securities or (vii) upon the distribution of Federal-Mogul Common Stock to all holders of Convertible Preferred Securities upon conversion of all outstanding Convertible Preferred Securities.

Declaration Events of Default

      An event of default under the Indenture (an "Indenture Event of Default") constitutes an event of default under the Declaration with respect to the Trust Securities (a "Declaration Event of Default"); provided, that pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any Declaration Event of Default with respect to the Common Securities until all Declaration Events of Default with respect to the Convertible Preferred Securities have been cured, waived, or otherwise eliminated. Until such Declaration Events of Default with respect to the Convertible Preferred Securities have been so cured, waived or otherwise eliminated, the Institutional Trustee will be deemed to be acting solely on behalf of the holders of the Convertible Preferred Securities and only the holders of the Convertible Preferred Securities will have the right to direct the Institutional Trustee with respect to certain matters under the Declaration, and therefore the Indenture.

      If the Institutional Trustee fails to enforce its rights under the Convertible Subordinated Debentures, any holder of Convertible Preferred Securities may, to the fullest extent permitted by law, institute a legal proceeding against Federal-Mogul to enforce the Institutional Trustee's rights under the Convertible Subordinated Debentures. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of Federal-Mogul to pay interest or principal on the Convertible Subordinated Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, the redemption date), then a holder of Convertible Preferred Securities may institute a Direct Action for payment on or after the respective due date specified in the Convertible Subordinated Debentures. In connection with such Direct Action, Federal-Mogul will be subrogated to the rights of such holders of Convertible Preferred Securities under the Declaration to the extent of any payment made by Federal-Mogul to such holder of Convertible Preferred Securities in such Direct Action. The holders of Convertible Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Convertible Subordinated Debentures.

      Upon the occurrence of a Declaration Event of Default, the Institutional Trustee as the sole holder of the Convertible Subordinated Debentures will have the right under the Indenture to declare the principal of and accrued and unpaid interest on the Convertible Subordinated Debentures to be immediately due and payable. Federal-Mogul and the Trust are each required to file annually with the Institutional Trustee an officer's certificate as to it compliance with all conditions and covenants under the Declaration.

Voting Rights

      Except as described herein, under the Trust Act and under the Trust Indenture Act, and as otherwise required by law and the Declaration, the holders of the Convertible Preferred Securities will have no voting rights.

      Subject to the requirement of the Institutional Trustee obtaining a tax opinion in certain circumstances set forth in the last sentence of the next paragraph, the holders of a majority in aggregate liquidation amount of the Convertible Preferred Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee, or direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration, including the right to direct the Institutional Trustee, as holder of the Convertible Subordinated Debentures, to
(i) exercise the remedies available under the Indenture with respect to the Convertible Subordinated Debentures, (ii) waive any past Indenture Event of Default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Convertible Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Convertible Subordinated Debentures where such consent shall be required;

provided, that if an Indenture Event of Default has occurred and is continuing, the holders of 25% of the aggregate liquidation amount of the Convertible Preferred Securities may direct the Institutional Trustee to declare the principal of and interest on the Convertible Subordinated Debentures immediately due and payable; provided, further, that, where a consent or action under the Indenture would require the consent or action of holders of more than a majority in principal amount of the Convertible Subordinated Debentures (a "Super-Majority") affected thereby, only the holders of at least such Super-Majority in aggregate liquidation amount of the Convertible Preferred Securities may direct the Institutional Trustee to give such consent or take such action. The Institutional Trustee shall not revoke any action previously authorized or approved by a vote of the holders of the Convertible Preferred Security.

      The Institutional Trustee shall notify all holders of the Convertible Preferred Securities of any notice of default received from the Debt Trustee with respect to the Convertible Subordinated Debentures. Such notice shall state that such Indenture Event of Default also constitutes a Declaration Event of Default. Except with respect to directing the time, method and place of conducting a proceeding for a remedy, the Institutional Trustee shall not take any of the actions described in clauses
(i), (ii), (iii) or (iv) above unless the Institutional Trustee has obtained an opinion of independent tax counsel to the effect that, as a result of such action, the Trust will not fail to be classified as a grantor trust for United States federal income tax purposes and each holder of Trust Securities will not fail to be treated as owning undivided beneficial interests in the Convertible Subordinated Debentures.

      In the event the consent of the Institutional Trustee, as the holder of the Convertible Subordinated Debentures, is required under the Indenture with respect to any amendment, modification or termination of the Indenture, the Institutional Trustee shall request the direction of the holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the Trust Securities voting together as a single class; provided, that where a consent under the Indenture would require the consent of a Super-Majority, the Institutional Trustee may only give such consent at the direction of the holders of at least the proportion in liquidation amount of the Trust Securities that the relevant Super-Majority represents of the aggregate principal amount of the Convertible Subordinated Debentures outstanding. The Institutional Trustee shall be under no obligation to take any such action in accordance with the directions of the holders of the Trust Securities unless the Institutional Trustee has obtained an opinion of independent tax counsel experienced in such matters to the effect that for purposes of United States federal income tax the Trust will not be classified as other than a grantor trust.

      A waiver of an Indenture Event of Default will constitute a waiver of the corresponding Declaration Event of Default.

      Any required approval or direction of holders of Convertible Preferred Securities may be given at a separate meeting of holders of Convertible Preferred Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Administrators will cause a notice of any meeting at which holders of Convertible Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Convertible Preferred Securities. Each such notice will include a statement setting forth the following information: (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and (iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Convertible Preferred Securities will be required for the Trust to redeem and cancel Convertible Preferred Securities or distribute Convertible Subordinated Debentures in accordance with the Declaration.

      Notwithstanding that holders of Convertible Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Convertible Preferred Securities that are owned at such time by Federal-Mogul or any entity directly controlling or controlled by, or under direct or indirect common control with, Federal-Mogul shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Convertible Preferred Securities were not outstanding.

      The procedures by which holders of Convertible Preferred
Securities may exercise their voting rights are described below.
See "--Form, Denomination and Registration."

      Holders of the Convertible Preferred Securities will have no rights to appoint or remove the Administrators, who may be appointed, removed or replaced solely by Federal-Mogul as the indirect or direct holder of all of the Common Securities.

Modification of the Declaration

      The Declaration may be modified and amended if approved by the Administrators (and in certain circumstances the Institutional Trustee); provided, that, if any proposed amendment provides for, or the Administrators otherwise propose to effect,
(i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise or (ii) the liquidation, dissolution, winding-up or termination of the Trust other than pursuant to the terms of the Declaration, then the holders of the Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least a majority in liquidation amount of the Trust Securities affected thereby; provided further, that, if any amendment or proposal referred to in clause (i) above would adversely affect only the Convertible Preferred Securities or the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in liquidation amount of such class of Trust Securities.

      Notwithstanding the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would (i) cause the Trust to be classified for purposes of United States federal income taxation as other than a grantor trust,
(ii) reduce or otherwise adversely affect the powers of the Institutional Trustee or (iii) cause the Trust to be deemed an "investment company" that is required to be registered under the 1940 Act.

Mergers, Consolidations or Amalgamation of the Trust

      The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other body except as described below or otherwise described in "--Liquidation Distribution upon Dissolution." The Trust may, with the consent of the Administrators and without the consent of the holders of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by a Trust organized as such under the laws of any State; provided, that (i) such successor entity either (x) expressly assumes all of the obligations of the Trust under the Trust Securities or (y) substitutes for the Convertible Preferred Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities"), so long as the Successor Securities rank the same as the Trust Securities rank with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) Federal-Mogul expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the Institutional Trustee as the holder of the Convertible Debentures, (iii) such merger, consolidation, amalgamation or replacement does not cause the Convertible Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (iv) such merger, consolidation, amalgamation or replacement does not adversely affect the holders of the Trust Securities (including any Successor Securities) in any material respect, (v) such successor entity has a purpose substantially identical to that of the Trust, (vi) prior to such merger, consolidation, amalgamation or replacement, Federal-Mogul has received an opinion of independent counsel to the Trust experienced in such matters to the effect that: (A) such merger, consolidation, amalgamation or replacement does not adversely affect the holders of the Trust Securities (including any Successor Securities) in any material respect, (B) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act and (C) following such merger, consolidation, amalgamation or replacement, the Trust (or such successor entity) will continue to be classified as a grantor trust for United States federal income tax purposes and
(vii) Federal-Mogul guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger or replacement would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

Registration Rights

      In connection with the Original Offering, Federal-Mogul and the Trust (together, the "Registrants") entered into a registration rights agreement with the Initial Purchaser dated December 1, 1997 (the "Registration Rights Agreement") pursuant to which the Registrants, at Federal-Mogul's expense, agreed, for the benefit of the holders, to file with the Commission the Shelf Registration Statement covering resale of the Registrable Securities as soon as practicable but in any event within 180 days after December 1, 1997. The Registrants will use their best efforts to cause the Shelf Registration Statement to become effective as promptly as is practicable but in any event within 270 days of December 1, 1997 and to keep the Shelf Registration Statement effective until the earlier of (i) the sale pursuant to the Shelf Registration Statement of all the securities registered thereunder and (ii) the expiration of the holding period applicable to such securities held by persons that are not affiliates of Federal-Mogul or the Trust under Rule 144(k) under the Securities Act, or any successor provision. The Registrants will be permitted to suspend the use of the prospectus that is a part of the Shelf Registration Statement under certain circumstances relating to pending corporate developments, public filings with the Commission and similar events for a period not to exceed 30 days in any three-month period, or not to exceed an aggregate of 90 days in any 12-month period: provided, however, that the Registrants will be permitted to suspend the use of such prospectus for a period not to exceed 60 days in any three-month period under certain circumstances relating to acquisitions and similar transactions involving Federal-Mogul. Federal-Mogul has agreed to pay predetermined liquidated damages as described herein ("Liquidated Damages") to holders of Convertible Preferred Securities and holders of Federal-Mogul Common Stock issued upon conversion of the Convertible Preferred Securities if the Shelf Registration Statement is not timely filed or made effective or if the prospectus is unavailable for periods in excess of those permitted above. Such Liquidated Damages shall accrue until such failure to file or become effective or unavailability is cured,
(i) in respect of any Convertible Preferred Security, at a rate per annum equal to .5% of the liquidation amount thereof and,
(ii) in respect of any shares of Federal-Mogul Common Stock, at a rate per annum equal to .5% of the then applicable Conversion Price. A holder who sells Convertible Preferred Securities and Federal-Mogul Common Stock issued upon conversion of the Convertible Preferred Securities pursuant to the Shelf Registration Statement generally will be required to be named as a selling stockholder in the related prospectus, deliver a prospectus to purchasers and be bound by those provisions of the Registration Rights Agreement that are applicable to such holder (including certain indemnification provisions). Federal-Mogul will pay all expenses of the Shelf Registration Statement, provide to each registered holder copies of such prospectus, notify each registered holder, when the Shelf Registration Statement has become effective and take certain other actions as are required to permit, subject to the foregoing, unrestricted resales of the Convertible Preferred Securities and the Federal-Mogul Common Stock issued upon conversion of the Convertible Preferred Securities. The plan of distribution of the Shelf Registration Statement permits resales of Registrable Securities by selling security holders through brokers and dealers.

      The Registrants have agreed in the Registration Rights Agreement to give notice to all holders of the filing and effectiveness of the Shelf Registration Statement by release made to Reuters Economic Services and Bloomberg Business News. A holder of Convertible Preferred Securities must complete and deliver a form of notice and questionnaire (the "Questionnaire") at least three business days prior to any intended distribution of Registrable Securities pursuant to the Shelf Registration Statement. Holders are encouraged to complete and deliver the Questionnaire prior to the effectiveness of the Shelf Registration Statement so that such holders may be named as selling stockholders in the related prospectus at the time of effectiveness. Upon receipt of such a completed Questionnaire, together with such other information as may be reasonably requested by the Registrants, from a holder following the effectiveness of the Shelf Registration Statement, the Registrants will, as promptly as practicable but in any event within five business days of such receipt, file such amendments to the Shelf Registration Statement or supplements to the related prospectus as are necessary to permit such holder to deliver such prospectus to purchasers of Registrable Securities (subject to the Registrants' right to suspend the use of the prospectus as described above). Federal-Mogul has agreed to pay Liquidated Damages in the amount set forth above to such holder if the Registrants fail to make such filing in the time required or, if such filing is a post-effective amendment to the Shelf Registration Statement required to be declared effective under the Securities Act, if such amendment is not declared effective within 45 days of the filing thereof. Any holder that does not complete and deliver a Questionnaire or provide such other information will not be named as a selling stockholder in the prospectus and therefore will not be permitted to sell any Registrable Securities pursuant to the Shelf Registration Statement.

      The summary herein of certain provisions of the Registration Rights Agreement is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement filed as an exhibit to the Registration Statement.

Notices

      Notices to holders under the Declaration shall be given by first class mail to the address of each holder as it appears on the books and records of the Trust, provided that any notice of redemption required to be given to all holders shall also be given by release made to Reuters Economic Services and Bloomberg Business News.

Form, Denomination and Registration

      The Convertible Preferred Securities were issued in fully registered form, without coupons.

    Global Convertible Preferred Security; Book-Entry Form

      The Convertible Preferred Securities are evidenced by one or more global Convertible Preferred Securities (collectively, the "Global Security"), which were deposited with DTC and registered in the name of Cede & Co. ("Cede") as DTC's nominee. Except as set forth below, the Global Security may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

      Holders of Convertible Preferred Securities may hold their interests in the Global Security directly through DTC if such holders are participants in DTC, or indirectly through organizations that are participants in DTC ( "Participants"). Transfers between Participants will be effected in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. The laws of some jurisdictions may require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer beneficial interests in the Global Security to such persons may be limited.

      Holders of Convertible Preferred Securities who are not Participants may beneficially own interests in the Global Security held by DTC only through Participants or certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). So long as Cede, as the nominee of DTC, is the registered owner of the Global Security, Cede for all purposes will be considered the sole holder of the Global Security. Except as provided below, owners of beneficial interests in the Global Security will not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive registered form, and will not be considered the holders hereof.

      Distributions on the Global Security will be made to Cede, the nominee for DTC, as the registered owner of the Global Security by wire transfer of immediately available funds. None of Federal-Mogul, the Trust or any FMFT Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

      Federal-Mogul has been informed by DTC that DTC's practice is to credit Participant's accounts on the relevant payment date with payments in amounts proportionate to their respective beneficial interests in the Convertible Preferred Securities represented by the Global Security as shown on the records of DTC (adjusted as necessary so that such payments are made with respect to whole Convertible Preferred Securities only), unless DTC has reason to believe that it will not receive payment on such payment date. Payments by Participants to owners of beneficial interests in Convertible Preferred Securities represented by the Global Security held through such Participants will be the responsibility of such Participants, as is now the case with securities held for the accounts of customers registered in "street name."

      Beneficial holders of Convertible Preferred Securities who desire to convert them into Federal-Mogul Common Stock should contact their brokers or other Participants or Indirect Participants, to obtain information on procedures, including proper forms and cut-off times, for submitting such request. Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a person having a beneficial interest in the Convertible Preferred Securities represented by the Global Security to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing such interest.

      None of Federal-Mogul, the Trust or any FMFT Trustee (or any registrar, paying agent or conversion agent) will have any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations. DTC has advised Federal-Mogul that it will take any action permitted to be taken by a holder of Convertible Preferred Securities (including, without limitation, the presentation of Convertible Preferred Securities for conversion), only at the direction of one or more Participants to whose account with DTC interests in the Global Security are credited, and only in respect of the Convertible Preferred Securities represented by the Global Security as to which such Participant or Participants has or have given such direction.

      DTC has advised Federal-Mogul and the Trust as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve system, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes to the accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations such as the Initial Purchaser. Certain of such Participants (or their representatives), together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a Participant, either directly or indirectly.

      Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time. Redemption notices shall be sent to Cede. If less than all of the Convertible Preferred Securities are being redeemed, DTC will reduce the amount of the interest of each Participant in such Convertible Preferred Securities in accordance with its procedures.

      Although voting with respect to the Convertible Preferred Securities is limited, those cases where a vote is required, neither DTC nor Cede will itself consent or vote with respect to Convertible Preferred Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to the Trust as soon as possible after the record date. The Omnibus Proxy assigns Cede consenting or voting rights to those Participants to whose accounts the Convertible Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy). Federal-Mogul and the Trust believe that the arrangements among DTC, the Participants and Indirect Participants, and beneficial owners will enable the beneficial owners to exercise rights equivalent in substance to the rights that can be directly exercised by a holder of a beneficial interest in the Trust.

      DTC may discontinue providing its services as securities depositary with respect to the Convertible Preferred Securities at any time by giving reasonable notice to the Trust. Under such circumstances, in the event that a successor securities depositary is not obtained, certificates for the Convertible Preferred Securities are required to be printed and delivered. Additionally, the Administrators (after the consultation with Federal-Mogul) may decide to discontinue use of the system of book-entry transfers through DTC (or any successor depositary) with respect to the Convertible Preferred Securities. In that event, certificates for the Convertible Preferred Securities will be printed and delivered.

    Certificated Convertible Preferred Securities

      Certificated Convertible Preferred Securities may be issued in exchange for Convertible Preferred Securities represented by the Global Security if a depositary is unwilling or unable to continue as depositary for the Global Security as set forth under "--Global Convertible Preferred Security; Book-Entry Form."

      The information set forth above concerning DTC and DTC's book-entry system has been obtained from sources that Federal-Mogul and the Trust believe to be reliable, but neither
Federal-Mogul nor the Trust takes responsibility for the accuracy thereof.

Information Concerning the Institutional Trustee

      The Institutional Trustee, prior to the occurrence of a default with respect to the Trust Securities and after the curing of any defaults that may have occurred, has undertaken to perform only such duties as are specifically set forth in the Declaration and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Institutional Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Convertible Preferred Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities that might be incurred thereby. The holders of Convertible Preferred Securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the Institutional Trustee to take any action it is empowered to take under the Declaration following a Declaration Event of Default. The Institutional Trustee also serves as trustee under the Guarantee and the Indenture.

    Conversion Agent, Paying Agent, Registrar and Transfer Agent

      The Institutional Trustee will act as Registrar, Transfer
Agent, Conversion Agent and Paying Agent for the Convertible
Preferred Securities.

      Registration of transfers of Convertible Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment (with the giving of such indemnity as the Trust or Federal-Mogul may require) in respect of any tax or other government charges that may be imposed in relation to it.

      The Trust will not be required to register or cause to be registered the transfer of Convertible Preferred Securities after such Convertible Preferred Securities have been called for redemption.

Governing Law

      The Declaration and the Convertible Preferred Securities are governed by, and construed in accordance with, the laws of the State of Delaware.

Miscellaneous

      The Administrators are authorized and directed to operate the Trust in such a way so that the Trust will not be required to register as an "investment company" under the 1940 Act or characterize as other than a grantor trust for United States federal income tax purposes. Federal-Mogul is authorized and directed to conduct its affairs so that the Convertible Subordinated Debentures will be treated as indebtedness of Federal-Mogul for United States federal income tax purposes. In this connection, Federal-Mogul and the Administrators are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the certificate of incorporation of Federal-Mogul, that each of Federal-Mogul and the Administrators determine in their discretion to be necessary or desirable to achieve such end, as long as such action does not adversely affect the interests of the holders of the Convertible Preferred Securities or vary the terms thereof.

      Holders of the Convertible Preferred Securities have no preemptive rights.

                   DESCRIPTION OF THE GUARANTEE

      Set forth below is a summary of information concerning the Guarantee, which was executed and delivered by Federal-Mogul for the benefit of the holders from time to time of Convertible Preferred Securities. The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Guarantee. The Guarantee incorporates by reference the terms of the Trust Indenture Act. The Guarantee will be qualified under the Trust Indenture Act. The Bank of New York, as the Guarantee Trustee, holds the Guarantee for the benefit of the holders of the Convertible Preferred Securities.

General

      Pursuant to and to the extent set forth in the Guarantee, Federal-Mogul agreed to pay in full to the holders of the Convertible Preferred Securities (except to the extent paid by the Trust), as and when due, regardless of any defense, right of set off or counterclaim that the Trust may have or assert, the following payments (the "Guarantee Payments"), without duplication: (i) any accrued and unpaid distributions that are required to be paid on the Convertible Preferred Securities to the extent the Trust has funds available therefor, (ii) the Redemption Price, plus accrued and unpaid distributions, with respect to any Convertible Preferred Securities called for redemption by the Trust, to the extent the Trust has funds available therefor and (iii) upon a voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Convertible Subordinated Debentures to the holders of Convertible Preferred Securities or the redemption of all the Convertible Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Convertible Preferred Securities to the date of payment to the extent the Trust has funds available therefor and (b) the amount of assets of the Trust remaining available for distribution to holders of Convertible Preferred Securities upon the liquidation of the Trust. The holders of a majority in liquidation amount of the Convertible Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. Any holder of Convertible Preferred Securities may directly institute a legal proceeding against Federal-Mogul to enforce the obligations of Federal-Mogul under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If Federal-Mogul were to default on its obligation to pay amounts payable on the Convertible Subordinated Debentures, the Trust would lack available funds for the payment of distributions or amounts payable on redemption of the Convertible Preferred Securities or otherwise, and in such event holders of the Convertible Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, a holder of the Convertible Preferred Securities would be required to rely on the enforcement (1) by the Institutional Trustee of its rights, as registered holder of the Convertible Subordinated Debentures, against Federal-Mogul pursuant to the terms of the Convertible Subordinated Debentures or (2) by such holder of Convertible Preferred Securities of its right against Federal-Mogul to enforce payment on Convertible Subordinated Debentures. See "Description of the Convertible Subordinated Debentures." The Declaration provides that each holder of Convertible Preferred Securities, by acceptance thereof, agrees to the provisions of the Guarantee, including the subordination provisions thereof, and the Indenture.

      The Guarantee will not apply to any payment of distributions or Redemption Price, or to payments upon the dissolution, winding-up or termination of the Trust, except to the extent the Trust shall have funds available therefor. If Federal-Mogul does not make interest payments on the Convertible Subordinated Debentures, the Trust will not pay distributions on the Convertible Preferred Securities and will not have funds available therefor. See "Risk Factors--Risks Relating to the Convertible Preferred Securities--Limitations of the Guarantee" and "Description of the Convertible Subordinated Debentures." The Guarantee, when taken together with Federal-Mogul's obligations under the Convertible Subordinated Debentures, the Indenture and the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities) will provide a full and unconditional guarantee on a subordinated basis by Federal-Mogul of payments due on the Convertible Preferred Securities.

      Federal-Mogul has also agreed separately to irrevocably and unconditionally guarantee the obligations of the Trust with respect to the Common Securities (the "Common Securities Guarantee") to the same extent as the Guarantee, except that upon the occurrence and during the continuation of a Declaration Event of Default, holders of Convertible Preferred Securities shall have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

Certain Covenants of Federal-Mogul

      In the Guarantee, Federal-Mogul has covenanted that, so long as any Convertible Preferred Securities remain outstanding, if (i) Federal-Mogul has exercised its option to defer interest payments on the Convertible Subordinated Debentures by extending the interest payment period and such extension shall be continuing, (ii) Federal Mogul shall be in default with respect to its payment or other obligations under the Guarantee or (iii) there shall have occurred and be continuing any event that, with the giving of notice, would constitute a Declaration Event of Default, then Federal-Mogul (a) shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (1) purchases or acquisitions of shares of Federal-Mogul Common Stock in connection with satisfaction by Federal-Mogul or any of its subsidiaries of their respective obligations under any employee benefit plans, (2) as a result of a reclassification of Federal-Mogul's capital stock or the exchange or conversion of one class or series of Federal-Mogul's capital stock for another class or series of capital stock, or (3) the purchase of fractional interests in shares of Federal-Mogul's capital stock pursuant to the conversion or exchange provisions of such Federal-Mogul capital stock or the security being converted or exchanged for Federal-Mogul capital stock) or make any guarantee payments with respect to the foregoing and (b) shall not make any payment of interest, principal or premium, if any, on, or repay, repurchase or redeem, any debt securities (including guarantees) issued by Federal-Mogul that rank pari passu with or junior to the Convertible Subordinated Debentures.

Amendments and Assignment

      Except with respect to any changes that do not materially adversely affect the rights of holders of Convertible Preferred Securities (in which case no vote will be required), the Guarantee may be amended only with the prior approval of the holders of at least a majority in liquidation amount of all the outstanding Convertible Preferred Securities. The manner of obtaining any such approval of holders of the Convertible Preferred Securities will be as set forth under "Description of the Convertible Preferred Securities--Voting Rights." All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of Federal-Mogul and shall inure to the benefit of the holders of the Convertible Preferred Securities then outstanding. Except in connection with any permitted merger or consolidation of Federal-Mogul with or into another entity or any permitted sale, transfer or lease of Federal-Mogul's assets to another entity as described under "Description of the Convertible Subordinated Debentures--Certain Covenants," Federal-Mogul may not assign its rights or delegate its obligations under the Guarantee without the prior approval of the holders of at least a majority of the aggregate stated liquidation amount of the Convertible Preferred Securities then outstanding.

Termination of the Guarantee

      The Guarantee will terminate as to each holder of Convertible Preferred Securities upon (i) full payment of the Redemption Price and accrued and unpaid distributions with respect to all Convertible Preferred Securities, (ii) upon distribution of the Convertible Subordinated Debentures held by the Trust to the holders of the Convertible Preferred Securities,
(iii) upon liquidation of the Trust or (iv) upon the distribution of Federal-Mogul Common Stock to such holder in respect of the conversion of such holder's Convertible Securities into Federal-Mogul Common Stock and will terminate completely upon full payment of the amounts payable in accordance with the Declaration.

Events of Default

      An event of default under the Guarantee will occur upon (a) the failure of Federal-Mogul to perform any of its payment or other obligations thereunder or (b) if applicable, the failure by Federal-Mogul to deliver Federal-Mogul Common Stock upon an appropriate election by the holder or holders of Convertible Preferred Securities to convert the Convertible Preferred Securities into shares of the Federal-Mogul Common Stock.

      The holders of a majority in liquidation amount of Convertible Preferred Securities relating to the Guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Convertible Preferred Securities. If the Guarantee Trustee fails to enforce the Guarantee, any holder of Convertible Preferred Securities relating to such Guarantee may institute a legal proceeding directly against Federal-Mogul to enforce the Guarantee Trustee's rights under the Guarantee, without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. Notwithstanding the foregoing, if Federal-Mogul has failed to make a guarantee payment, a holder of Convertible Preferred Securities may directly institute a proceeding against Federal-Mogul for enforcement of the Guarantee for such payment. Federal-Mogul waives any right or remedy to require that any action be brought first against the Trust or any other person or entity before proceeding directly against Federal-Mogul.

Status of the Guarantee

      The Guarantee constitutes an unsecured obligation of Federal-Mogul and ranks (i) subordinate and junior in right of payment to all other liabilities of Federal-Mogul, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by Federal-Mogul and with any guarantee now or hereafter entered into by Federal-Mogul in respect of any preferred or preference stock of any affiliate of Federal-Mogul, and (iii) senior to Federal-Mogul Common Stock. The terms of the Convertible Preferred Securities provide that each holder of Convertible Preferred Securities issued by the Trust by acceptance thereof agrees to the subordination provisions and other terms of the Guarantee relating thereto.

      The Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity).

Information Concerning the Guarantee Trustee

      The Guarantee Trustee, prior to the occurrence of a default with respect to the Guarantee, has undertaken to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the Guarantee, shall exercise the same degree of care as a prudent man would exercise in the conduct of his own affairs. Subject to such provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of Convertible Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

Governing Law

      The Guarantee is governed by, and construed in accordance with, the laws of the State of New York.

      DESCRIPTION OF THE CONVERTIBLE SUBORDINATED DEBENTURES

      Set forth below is a description of the specific terms of the Convertible Subordinated Debentures in which the Trust invested the proceeds from the issuance and sale of the Trust Securities. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture, dated as of December 1, 1997, as supplemented by the First Supplemental Indenture dated as of December 1, 1997 (together, the "Indenture"), between Federal-Mogul and The Bank of New York, as Trustee (the "Debt Trustee"), which has been filed as an Exhibit to the Registration Statement. Certain capitalized terms used herein are defined in the Indenture. The Indenture will be qualified under the Trust Indenture Act.

      Under certain circumstances involving the dissolution of the Trust following the occurrence of a Special Event, Convertible Subordinated Debentures may be distributed, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of the Trust Securities in liquidation of the Trust. See "Description of the Convertible Preferred Securities--Special Event Distribution; Tax Event Redemption."

General

      The Convertible Subordinated Debentures have been issued as unsecured debt under the Indenture. The Convertible Subordinated Debentures were limited in aggregate principal amount to $592,783,550, such amount being the sum of the aggregate stated liquidation of the Convertible Preferred Securities and the capital contributed by Federal-Mogul in exchange for the Common Securities (the "Federal-Mogul Payment").

      The Convertible Subordinated Debentures are not subject to a sinking fund provision. The entire principal amount of the Convertible Subordinated Debentures will mature and become due and payable, together with any accrued and unpaid interest thereon including compound interest and Additional Interest (as defined herein), if any, on December 1, 2027.

      If Convertible Subordinated Debentures are distributed to holders of Convertible Preferred Securities in liquidation of such holders' interests in the Trust, such Convertible Subordinated Debentures will initially be issued in the same form as the Convertible Preferred Securities that such Convertible Subordinated Debentures replace. Under certain limited circumstances, Convertible Subordinated Debentures may be issued in certificated form in exchange for the Global Security. See "--Book-Entry and Settlement." In the event that Convertible Subordinated Debentures are issued in certificated form, such Convertible Subordinated Debentures will be in denominations of $50 and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on Convertible Subordinated Debentures represented by the Global Security will be made to DTC, a successor depositary or, in the event that no depositary is used, to a Paying Agent for the Convertible Subordinated Debentures. With respect to Convertible Subordinated Debentures issued in certificated form, principal and interest will be payable, the transfer of the Convertible Subordinated Debentures will be registrable and Convertible Subordinated Debentures will be exchangeable for Convertible Subordinated Debentures of other denominations of a like aggregate principal amount at the corporate trust office of the Institutional Trustee at 101 Barclay Street, 21st floor, New York, New York, 10286; provided, that payment of interest may be made at the option of Federal-Mogul by check mailed to the address of the holder entitled thereto or by wire transfer to an account appropriately designated by the holder entitled thereto. Notwithstanding the foregoing, so long as the holder of any Convertible Subordinated Debenture is the Institutional Trustee, the payment of principal and interest on such Convertible Subordinated Debenture will be made at such place and to such account as may be designated by the Institutional Trustee.

      The Indenture does not contain provisions that afford holders of the Convertible Subordinated Debentures protection in the event of a highly leveraged transaction involving
Federal-Mogul that would adversely affect such holders.

Interest

      Each Convertible Subordinated Debenture bears interest at the rate of 7% per annum from the first date of original issuance, payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year (each an "Interest Payment Date"), commencing March 1, 1998 to the person in whose name such Convertible

Subordinated Debenture is registered, subject to certain exceptions, on the Business Day next preceding such Interest Payment Date. At any time when Convertible Subordinated Debentures are not held solely in book-entry form, the record date for each Interest Payment Date shall be 15 days prior to such Interest Payment Date.

      The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the Convertible Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

Option to Extend Interest Payment Period

      So long as Federal-Mogul shall not be in default in the payment of interest on the Convertible Subordinated Debentures, Federal-Mogul shall have the right at any time, and from time to time, during the term of the Convertible Subordinated Debentures to defer payments of interest by extending the interest payment period for a period not exceeding 20 consecutive quarters, at the end of which Extension Period, Federal-Mogul shall pay all interest then accrued and unpaid (including any Additional Interest, as herein defined) together with interest thereon compounded quarterly at the rate specified for the Convertible Subordinated Debentures to the extent permitted by applicable law ("Compound Interest"); provided, that during any such Extension Period, (a) Federal-Mogul shall not declare or pay dividends on, make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to any of its capital stock (other than (i) purchases or acquisitions of shares of Federal-Mogul Common Stock in connection with satisfaction by Federal-Mogul or any of its subsidiaries of their respective obligations under any employee benefit plans, (ii) as a result of a reclassification of Federal-Mogul's capital stock or the exchange or conversion of one class or series of Federal-Mogul's capital stock for another class or series of capital stock or
(iii) the purchase of fractional interests in shares of Federal-Mogul's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged for Federal-Mogul capital stock) or make any guarantee payments with respect to the foregoing and
(b) Federal-Mogul shall not make any payment of interest, principal or premium, if any, on, or repay, repurchase or redeem, any debt securities (including guarantees) issued by Federal-Mogul that rank pari passu with or junior to the Convertible Subordinated Debentures. Prior to the termination of any such Extension Period, Federal-Mogul may further extend the interest payment period; provided, that any such Extension Period, together with all such previous and further extensions, may not exceed 20 consecutive quarters or extend beyond the maturity of the Convertible Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, Federal-Mogul may commence a new Extension Period, subject to the terms set forth in this section. No interest during an Extension Period, except at the end thereof, shall be due and payable. Federal-Mogul has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the Convertible Subordinated Debentures. If the Institutional Trustee shall be the sole holder of the Convertible Subordinated Debentures, Federal-Mogul shall give the Administrators and the Institutional Trustee notice of its selection of such Extension Period one Business Day prior to the earlier of (i) the date distributions on the Convertible Preferred Securities are payable or (ii) if applicable, the date the Administrators are required to give notice to any applicable self-regulatory organization or to holders of the Convertible Preferred Securities of the record date or the date such distribution is payable.

Additional Interest

      If at any time the Trust shall be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other taxing authority then, in any such case, Federal-Mogul will pay as additional interest ("Additional Interest") such additional amounts as shall be required so that the net amounts received and retained by the Trust after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts the Trust would have received had no such taxes, duties, assessments or other governmental charges been imposed.

Subordination

      The Indenture provides that the Convertible Subordinated Debentures are subordinated and junior in right of payment to all Senior Indebtedness of Federal-Mogul. No payment of principal (including redemption payments, if any), premium, if any, or interest on the Convertible Subordinated Debentures may be made
(i) if any Senior Indebtedness of Federal-Mogul is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist or (ii) if the maturity of any Senior Indebtedness of Federal-Mogul has been accelerated because of a default. Federal-Mogul also may not make any payment upon or in respect of the Convertible Debentures if a default in the payment of the principal of, premium, if any, interest or other obligations in respect of Senior Indebtedness occurs and is continuing beyond any applicable period of grace.

      Upon any distribution of assets of Federal-Mogul to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium, if any, and interest due or to become due on all Senior Indebtedness of Federal-Mogul must be paid in full before the holders of Convertible Subordinated Debentures are entitled to receive or retain any payment. Upon satisfaction of all claims of all Senior Indebtedness then outstanding, the rights of the holders of the Convertible Subordinated Debentures will be subrogated to the rights of the holders of Senior Indebtedness of Federal-Mogul to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Convertible Subordinated Debentures are paid in full.

      The term "Senior Indebtedness" means, with respect to Federal-Mogul, (i) the principal, premium, if any, and interest in respect of (A) indebtedness of such obligor for money borrowed under any credit agreements, notes, guarantees or similar documents and (B) indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by such obligor, (ii) all capital lease obligations of such obligor,
(iii) all obligations of such obligor issued or assumed as the deferred purchase price of property, all conditional sale obligations of such obligor and all obligations of such obligor under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business), (iv) all obligations of such obligor for the reimbursement on any letter of credit, bankers' acceptance, security purchase facility or similar credit transaction, (v) all obligations of such obligor (contingent or otherwise) with respect to an interest rate or other swap, cap or collar agreements, oil or gas commodity hedge transactions or other similar instruments or agreements or foreign currency hedge, exchange, purchase or similar instruments or agreements, (vi) all obligations of the types referred to in clauses (i) through (v) above of other persons for the payment of which such obligor is responsible or liable as obligor, guarantor or otherwise and (vii) all obligations of the types referred to in clauses (i) through (vi) above of other persons secured by any lien on any property or asset of such obligor (whether or not such obligation is assumed by such obligor), whether outstanding on the date of the Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by such obligor, except for (1) any such indebtedness that is by its terms expressly subordinated to or pari passu with the Convertible Subordinated Debentures and (2) any indebtedness between or among such obligor or its affiliates, including all other debt securities and guarantees in respect of those debt securities, issued to any trust, or a trustee of such trust, partnership or other entity affiliated with Federal-Mogul that is a financing vehicle of Federal-Mogul (a "financing entity") in connection with the issuance by such financing entity of preferred securities or other securities that rank pari passu with, or junior to, the Convertible Preferred Securities. Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any deferrals, renewals, extensions or refunding of, or amendments, modifications, supplements or waivers of any term of such Senior Indebtedness.

      There are no terms in the Convertible Preferred Securities, the Convertible Subordinated Debentures, the Indenture or the Guarantee that limit Federal-Mogul's ability to incur additional indebtedness, including Senior Indebtedness, or to grant security interests to secure outstanding or new indebtedness.

Certain Covenants

      In the Indenture, Federal-Mogul has covenanted that, so long as any Convertible Subordinated Debentures are outstanding, if (i) there shall have occurred any event that would constitute an Event of Default, (ii) Federal-Mogul shall be in default with respect to its payment of any obligations under the Guarantee, or
(iii) Federal-Mogul
shall have given notice of its election to defer interest payments on the Convertible Subordinated Debentures by extending the interest payment period and such period, or any extension thereof, shall be continuing, then Federal-Mogul (a) shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of Federal-Mogul Common Stock in connection with satisfaction by Federal-Mogul or any of its subsidiaries of their respective obligations under any employee benefit plans, (ii) as a result of a reclassification of Federal-Mogul's capital stock or the exchange or conversion of one class or series of Federal-Mogul's capital stock for another class or series of capital stock, or (iii) the purchase of fractional interests in shares of Federal-Mogul's capital stock pursuant to the conversion or exchange provisions of Federal-Mogul's capital stock or the security being converted or exchanged for Federal-Mogul capital stock) or make any guarantee payments with respect to the foregoing, and (b) shall not make any payment of interest, principal or premium, if any, on, or repay, repurchase or redeem, any debt securities (including guarantees) issued by Federal-Mogul that rank pari passu with or junior to the Convertible Subordinated Debentures.

      Federal-Mogul covenants (i) to directly or indirectly maintain 100% ownership of the Common Securities; provided, that any permitted successor of Federal-Mogul under the Indenture may succeed to Federal-Mogul's ownership of such Common Securities,
(ii) to use its reasonable efforts to cause the Trust (x) to remain a statutory business trust, except in connection with the distribution of Convertible Subordinated Debentures to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration, and (y) to continue to be classified as a grantor trust for United States federal income tax purposes and (iii) to use its reasonable efforts to cause each holder of Trust Securities to be treated as owning an undivided beneficial interest in the Convertible Subordinated Debentures.

      Federal-Mogul may not merge or consolidate or sell or convey all or substantially all of its assets to any other corporation or person unless the continuing corporation (if other than Federal-Mogul) is a domestic corporation and assumes Federal-Mogul's obligations on the Convertible Subordinated Debentures and under the Indenture, and unless after giving effect to such transaction Federal-Mogul or such continuing corporation would not be in default under the Indenture.

Redemption at the Option of Federal-Mogul

      Federal-Mogul shall have the right to redeem the Convertible Subordinated Debentures, in whole or in part, from time to time, on or after December 6, 2000 upon not less than 30 nor more than 60 days' notice, at the following prices (expressed as percentages of the principal amount of the Convertible Subordinated Debentures) together with accrued and unpaid interest, including Compound Interest (as defined herein) to, but excluding, the redemption date. If the Convertible Subordinated Debentures are redeemed during the period beginning December 6, 2000 and ending November 30, 2001, the Redemption Price shall be 104.9%. The table below shows Redemption Prices for Convertible Subordinated Debentures redeemed during the 12-month period beginning December 1:

Year                                        Redemption Price
----                                        ----------------

2001......................................       104.2%
2002......................................       103.5
2003......................................       102.8
2004......................................       102.1
2005......................................       101.4
2006......................................       100.7
2007 and thereafter.......................       100.0

      If Convertible Subordinated Debentures are redeemed on any March 1, June 1, September 1 or December 1 accrued and unpaid interest shall be payable to holders of record on the relevant record date.

      Federal-Mogul shall also have the right to redeem the Convertible Subordinated Debentures at any time in certain circumstances upon the occurrence of a Special Event as described under "Description of the Convertible

Preferred Securities--Special Event Distribution; Tax Event
Redemption" at 100% of the principal amount thereof together with accrued and unpaid interest (including Compound Interest) to the redemption date.

      Federal-Mogul may not redeem any Convertible Subordinated
Debentures unless all accrued and unpaid interest thereon
(including Compound Interest) has been paid for all quarterly periods terminating on or prior to the date of notice of redemption.

      So long as the corresponding Convertible Preferred
Securities are outstanding, the proceeds from the redemption of the Convertible Subordinated Debentures will be used to redeem
Convertible Preferred Securities.

Conversion of the Convertible Subordinated Debentures

      The Convertible Subordinated Debentures are convertible into Federal-Mogul Common Stock at the option of the holders of the Convertible Subordinated Debentures at any time beginning 90 days following the latest date of original issuance of any Convertible Preferred Securities through the close of business on the Business Day prior to the maturity date of the Convertible Subordinated Debentures (or, in the case of Convertible Subordinated Debentures called for redemption, the close of business on the Business Day prior to the Redemption Date) at an initial conversion rate of .9709 shares of Federal-Mogul Common Stock for each Convertible Subordinated Debenture (equivalent to a Conversion Price of $51.50 per share of Federal-Mogul Common Stock), subject to adjustment as described under "Description of the Convertible Preferred Securities--Conversion Rights." The Trust has agreed not to convert Convertible Subordinated Debentures held by it except pursuant to a notice of conversion delivered to the Conversion Agent by a holder of Convertible Preferred Securities. Upon surrender of a Convertible Preferred Security to the Conversion Agent for conversion, the Trust will distribute Convertible Subordinated Debentures to the Conversion Agent on behalf of the holder of the Convertible Preferred Securities so converted, whereupon the Conversion Agent will convert such Convertible Subordinated Debentures to Federal-Mogul Common Stock on behalf of such holder. Federal-Mogul's delivery to the holders of the Convertible Subordinated Debentures (through the Conversion Agent) of the fixed whole number of shares of Federal-Mogul Common Stock into which the Convertible Subordinated Debentures are convertible (together with the cash payment, if any, in lieu of fractional shares) will be deemed to satisfy Federal-Mogul's obligation to pay the principal amount of the Convertible Subordinated Debentures so converted, and the accrued and unpaid interest thereon attributable to the period from the last date to which interest has been paid or duly provided for; provided, that if any Convertible Subordinated Debenture is converted after the close of business on a record date for payment of interest and on or prior to the related Interest Payment Date, the interest payable on such Interest Payment Date with respect to such Convertible Subordinated Debenture will be paid to the Trust (which will distribute such interest to the converting holder) or other holder of Convertible Subordinated Debentures, as the case may be, despite such conversion, and when surrendered for conversion, such Convertible Subordinated Debenture (other than a Convertible Subordinated Debenture or a portion of a Convertible Subordinated Debenture called for redemption on a redemption date occurring after such record date and on or prior to such distribution date) must be accompanied by payment of an amount equal to the distribution payable on such distribution date; provided further, that if a Redemption Date falls between such record date and the related Interest Payment Date, the amount of such payment shall include interest accrued to, but excluding, such Redemption Date. Each conversion shall be deemed to have been effected immediately prior to the close of business on the day on which the related conversion notice was received by the Conversion Agent.

Indenture Events of Default

      The Indenture provides that any one or more of the following described events, which has occurred and is continuing, constitutes an "Event of Default" with respect to the Convertible Subordinated Debentures: (i) failure for 30 days to pay interest on the Convertible Subordinated Debentures, including any Additional Interest or compound Interest, in respect thereof, or any Liquidated Damages, when due; provided, that a valid extension of an interest payment period will not constitute a default in the payment of interest for this purpose; (ii) failure to pay principal of or premium, if any, on the Convertible Subordinated Debentures when due whether at maturity, upon redemption, by declaration or otherwise; (iii) failure by Federal-Mogul to deliver shares of Federal-Mogul Common Stock upon an election by a holder of Convertible Preferred Securities to convert such Convertible Preferred Securities; (iv) failure to observe or perform any other covenant contained in the Indenture for 90 days after notice to Federal-Mogul by the Debt Trustee or by the holders of not less than 25% in aggregate outstanding principal amount of the Convertible Subordinated Debentures; (v) the dissolution, winding up or termination of the Trust, except in connection with the distribution of Convertible Subordinated Debentures to the holders of Convertible Preferred Securities in liquidation of the Trust upon the redemption of all outstanding Convertible Preferred Securities or in connection with certain mergers, consolidation or amalgamations permitted by the Declaration; or
(vi) certain events in bankruptcy, insolvency or reorganization of Federal-Mogul.

      If any Indenture Event of Default shall occur and be continuing, the Debt Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Convertible Subordinated Debentures may declare the principal of and interest on the Convertible Subordinated Debentures due and payable immediately; provided, that, after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of outstanding Convertible Subordinated Debentures may, under certain circumstances, rescind and annul such acceleration if all Indenture Events of Default, other than the nonpayment of accelerated principal, have been cured or waived as provided in the Indenture.

      A default under any other indebtedness of Federal-Mogul or the Trust would not constitute an Indenture Event of Default under the Convertible Subordinated Debentures.

      Subject to the provisions of the Indenture relating to the duties of the Debt Trustee in case an Indenture Event of Default occurs and is continuing, the Debt Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any holders of Convertible Subordinated Debentures, unless such holders shall have offered to the Debt Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee, the holders of a majority in aggregate principal amount of the outstanding Convertible Subordinated Debentures will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debt Trustee, or exercising any trust or power conferred on the Debt Trustee.

      No holder of any Convertible Subordinated Debenture will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such holder shall have previously given to the Debt Trustee written notice of a continuing Indenture Event of Default and, if the Institutional Trustee is not the sole holder of Convertible Subordinated Debentures, unless the holders of at least 25% in aggregate principal amount of the outstanding Convertible Subordinated Debentures shall also have made written request, and offered reasonable indemnity, to the Debt Trustee to institute such proceeding as Debt Trustee, and the Debt Trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding Convertible Subordinated Debentures a direction inconsistent with such request. However, such limitations do not apply to a suit instituted by a holder of a Convertible Subordinated Debenture for enforcement of payment of the principal of or interest on such Convertible Subordinated Debenture on or after the respective due dates expressed in such Convertible Subordinated Debenture.

      An Indenture Event of Default also constitutes a Declaration Event of Default. The holders of Convertible Preferred Securities in certain circumstances have the right to direct the Institutional Trustee to exercise its rights as the holder of the Convertible Subordinated Debentures. See "Description of the Convertible Preferred Securities--Declaration Events of Default" and "--Voting Rights." Notwithstanding the foregoing, if an Event of Default has occurred and is continuing and such event is attributable to the failure of Federal-Mogul to pay interest or principal on the Convertible Subordinated Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, the redemption date), then a holder of Convertible Preferred Securities may institute a Direct Action for payment on or after the respective due date specified in the Convertible Subordinated Debentures directly of the principal or interest on the Convertible Subordinated Debentures having an aggregate principal amount equal to the aggregate liquidation amount of the Convertible Preferred Securities of such holder. Notwithstanding any payments made to such holder of Convertible Preferred Securities by Federal-Mogul in connection with a Direct Action, Federal-Mogul shall remain obligated to pay the principal of or interest on the Convertible Subordinated Debentures held by the Trust or the Institutional Trustee of the Trust, and Federal-Mogul shall be subrogated to the rights of the holder of such Convertible Preferred Securities with respect to payments on the Convertible Preferred Securities to the extent of any payments made by Federal-Mogul to such holder in any Direct Action. The holders of Convertible Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Convertible Subordinated Debentures.

      The Indenture contains provisions permitting the holders of a majority in aggregate principal amount of the Convertible Subordinated Debentures, on behalf of all of the holders of the Convertible Subordinated Debentures, to waive any past default in the performance of any of the covenants contained in the Indenture, except a default in the payment of principal or interest on any of the Convertible Subordinated Debentures.

Book-Entry and Settlement

      If distributed to holders of Convertible Preferred Securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of the Trust as a result of the occurrence of a Special Event, the Convertible Subordinated Debentures will be issued in the same form as the Convertible Preferred Securities that such Convertible Subordinated Debentures replace. Except under the limited circumstances described below, Convertible Subordinated Debentures represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Convertible Subordinated Debentures in definitive form. The Global Security may not be transferred except by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or to successor depositary or its nominee. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the Global Security.

      Except as provided below, owners of beneficial interests in the Global Security will not be entitled to receive physical delivery of Convertible Subordinated Debentures in definitive form and will not be considered the holders (as defined in the Indenture) thereof for any purpose under the Indenture, and the Global Security representing Convertible Subordinated Debentures shall not be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of DTC or its nominee or to a successor depositary or its nominee. Accordingly, each beneficial owner must rely on the procedures of DTC or if such person is not a Participant, on the procedures of the Participant through which such person owns its interest to exercise any rights of a holder under the Indenture.

      If Convertible Subordinated Debentures are distributed to holders of Convertible Preferred Securities in liquidation of such holders' interests in the Trust and such Convertible Subordinated Debentures are represented by the Global Security, DTC will act as securities depositary for the Convertible Subordinated Debentures represented by such Global Security. For a description of DTC and the specific terms of the depositary arrangements, see "Description of the Convertible Preferred Securities--Form, Denomination and Registration--Global Convertible Preferred Security; Book-Entry Form." As of November 24, 1997, the description therein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Convertible Preferred Securities apply in all material respects to any debt obligations represented by one or more global securities held by DTC. Federal-Mogul may appoint a successor to DTC or any successor depositary in the event DTC or such successor depositary is unable or unwilling to continue as a depositary for such global securities.

      None of Federal-Mogul, the Trust, the Institutional Trustee, any paying agent and any other agent of Federal-Mogul or the Debt Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Security representing Convertible Subordinated Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

      The Global Security shall be exchangeable for Convertible Subordinated Debentures registered in the names of persons other than DTC or its nominee only if (i) DTC notifies Federal-Mogul that it is unwilling or unable to continue as a depositary for the Global Security and no successor depositary shall have been appointed, (ii) DTC, at any time, ceases to be a clearing agency registered under the Exchange Act when DTC is required to be so registered to act as such depositary and no successor depositary shall have been appointed, (iii) Federal-Mogul, in its sole discretion, determines that the Global Security shall be so exchangeable or (iv) there shall have occurred an Indenture Event of Default with respect to such Convertible Subordinated Debentures. If the Global Security is exchangeable pursuant to the preceding sentence, it shall be exchangeable for Convertible Subordinated Debentures registered in such names as DTC shall direct. It is expected that such instructions will be based upon directions received by DTC from its Participants with respect to ownership of beneficial interests in the Global Security.

Classification of the Convertible Subordinated Debentures

      Federal-Mogul, the Trust and the holders of the Convertible Preferred Securities (by the acceptance of a beneficial interest in a Convertible Preferred Security) have agreed to treat the Convertible Subordinated Debentures as indebtedness for all United States tax purposes and the Convertible Preferred Securities as evidence of an indirect beneficial ownership interest in the Convertible Subordinated Debentures. Under certain circumstances the deduction for the interest on the Convertible Subordinated Debentures may be limited for United States federal income tax purposes.

Modifications and Amendments of the Indenture

      The Indenture contains provisions permitting Federal-Mogul and the Debt Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Convertible Subordinated Debentures, to modify the Indenture or the rights of the holders of Convertible Subordinated Debentures; provided, however, that no such modification may, without the consent of the holder of each outstanding Convertible Subordinated Debenture affected thereby, (i) extend the stated maturity of the Convertible Subordinated Debentures or reduce the principal amount thereof, or reduce the rate or extend the time for payment of interest thereon, or reduce any premium payable upon the redemption thereof, or adversely affect the right to convert Convertible Subordinated Debentures or the subordination provisions of the Indenture, or (ii) reduce the percentage in aggregate principal amount of outstanding Convertible Subordinated Debentures, the holders of which are required to consent to any such supplemental indenture.

      In addition, Federal-Mogul and the Debt Trustee may execute, without the consent of any holder of Convertible Subordinated Debentures, any supplemental indenture to cure any ambiguities, to comply with the Trust Indenture Act of 1939 and for certain other customary purposes.

Information Concerning the Debt Trustee

      The Debt Trustee, prior to default, undertakes to perform only such duties as are specifically set forth in the Indenture and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Debt Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Convertible Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities that might be incurred thereby. The Debt Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debt Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

      The Indenture also contains limitations on the right of the Debt Trustee, as a creditor of Federal-Mogul, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. In addition, the Debt Trustee may be deemed to have a conflicting interest and may be required to resign as Debt Trustee if at the time of a default under the Indenture it is a creditor of Federal-Mogul. Federal-Mogul may from time to time maintain deposit accounts and conduct its banking transactions with the Debt Trustee in the ordinary course of business.

Governing Law

      The Indenture and the Convertible Subordinated Debentures are governed by, and construed in accordance with, the laws of the State of New York.

Miscellaneous

      The Indenture provides that Federal-Mogul will pay all fees and expenses related to (i) the offering of the Trust Securities and the Convertible Subordinated Debentures, (ii) the organization, maintenance and dissolution of the Trust, (iii) the retention of the FMFT Trustees and Administrators and (iv) the enforcement by the Institutional Trustee of the rights of the holders of the Convertible Preferred Securities.

      Federal-Mogul will have the right at all times to assign any of its respective rights or obligations under the Indenture to a direct or indirect wholly-owned subsidiary of Federal-Mogul; provided, that, in the event of any such assignment, Federal-Mogul will remain liable for all of their respective obligations. Subject to the foregoing, the Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The Indenture provides that it may not otherwise be assigned by the parties thereto.

                  EFFECT OF OBLIGATIONS UNDER THE
       CONVERTIBLE SUBORDINATED DEBENTURES AND THE GUARANTEE

      As set forth in the Declaration, the sole purpose of the Trust is to issue the Trust Securities evidencing undivided beneficial interests in the assets of the Trust, and to invest the proceeds from such issuance and sale in the Convertible Subordinated Debentures.

      As long as payments of interest and other payments are made when due on the Convertible Subordinated Debentures, such payments will be sufficient to cover distributions and payments due on the Trust Securities because of the following factors: (i) the aggregate principal amount of Convertible Subordinated Debentures will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment date on the Convertible Subordinated Debentures will match the distribution rate and distribution and other payment dates for the Convertible Preferred Securities; (iii) Federal-Mogul shall pay, and the Trust shall not be obligated to pay, directly or indirectly, all costs, expenses, debt, and obligations of the Trust (other than with respect to the Trust Securities); and (iv) the Declaration further provides that the FMFT Trustees shall not take or cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

      Payments of distributions (to the extent funds therefor are available) and other payments due on the Convertible Preferred Securities (to the extent funds therefor are available) are guaranteed by Federal-Mogul as and to the extent set forth under "Description of the Guarantee." If Federal-Mogul does not make interest payments on the Convertible Subordinated Debentures purchased by the Trust, it is expected that the Trust will not have sufficient funds to pay distributions on the Convertible Preferred Securities. The Guarantee is a full guarantee on a subordinated basis with respect to the Convertible Preferred Securities issued by the Trust from the time of its issuance but does not apply to any payment of distributions unless and until the Trust has sufficient funds for the payment of such distributions. The Guarantee covers the payment of distributions and other payments on the Convertible Preferred Securities only if and to the extent that Federal-Mogul has made a payment of interest or principal on the Convertible Subordinated Debentures held by the Trust as its sole asset. See "Risk Factors--Risks Relating to the Convertible Preferred Securities--Limitations of the Guarantee." The Guarantee, when taken together with Federal-Mogul's obligations under the Convertible Subordinated Debentures, the Indenture and the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), provides a full and unconditional guarantee on a subordinated basis of amounts on the Convertible Preferred Securities.

      If Federal-Mogul fails to make interest or other payments on the Convertible Subordinated Debentures when due (after giving effect to any Extension Period), the Declaration provides a mechanism whereby a holder of the Convertible Preferred Securities, using the procedures described in "Description of the Convertible Preferred Securities--Voting Rights," may direct the Institutional Trustee to enforce its rights under the Convertible Subordinated Debentures. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of Federal-Mogul to pay principal or interest on the Convertible Subordinated Debentures on the respective dates such principal or interest is payable (or, in the case of redemption, on the redemption date), then a holder of Convertible Preferred Securities may institute a Direct Action for payment on or after the respective due date specified in the Convertible Subordinated Debentures. In connection with such Direct Action, Federal-Mogul will be subrogated to the rights of such holder of Convertible Preferred Securities under the Declaration to the extent of any payment made by Federal-Mogul to such holder of Convertible Preferred Securities in such Direct Action. Federal-Mogul, under the Guarantee, acknowledges that the Guarantee Trustee shall enforce the Guarantee on behalf of the holders of the Convertible Preferred Securities. If Federal-Mogul fails to make payments under the Guarantee, the Guarantee provides a mechanism whereby the holders of the Convertible Preferred Securities may direct the Guarantee Trustee to enforce its rights thereunder. Any holder of Convertible Preferred Securities may institute a legal proceeding directly against Federal-Mogul to enforce such holder's right to receive payment under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

                   DESCRIPTION OF CAPITAL STOCK

      The following statements are summaries of certain provisions of Federal-Mogul's Restated Articles of Incorporation (the "Articles of Incorporation") and Bylaws and of the Rights Agreement, dated as of November 3, 1988, as amended, between Federal-Mogul and The Bank of New York, as Rights Agent (the "Rights Agreement"). Such summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Restated Articles of Incorporation, the Bylaws and the Rights Agreement, including definitions therein of certain terms.

Authorized Capital Stock

      Federal-Mogul's authorized capital stock consists of 5,000,000 shares of preferred stock, which is issuable in series, and 260,000,000 shares of Common Stock. At May 12, 1998, Federal-Mogul had outstanding 762,939 shares of Series C ESOP Convertible Preferred Stock and 40,606,439 shares of Common Stock. At May 12, 1998, of 1,500,000 shares of Common Stock authorized in 1984 under Federal-Mogul's incentive stock plans, no shares remained issuable; of 2,300,000 shares authorized in 1989, an aggregate of 357,548 shares remained issuable; and of 1,300,000 shares authorized in 1997, an aggregate of 468,659 shares remained issuable. See "--Incentive Stock Plans."

Common Stock

      The holders of Common Stock are entitled to receive such dividends as may be declared from time to time by the Board of Directors out of funds legally available therefor. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of shareholders and do not have cumulative voting rights. Holders of Common Stock are entitled to receive, upon any liquidation of Federal-Mogul, all remaining assets available for distribution to shareholders after satisfaction of Federal-Mogul's liabilities and the preferential rights of any preferred stock that may then be issued and outstanding. The outstanding shares of Common Stock are, and the shares of Common Stock obtained upon conversion of the Convertible Preferred Securities will be, fully paid and nonassessable. The Common Stock is listed on the NYSE. The holders of Common Stock have no preemptive, conversion or redemption rights. The registrar and transfer agent for the Common Stock is The Bank of New York.

Preferred Share Purchase Rights

      In 1988, Federal-Mogul's Board of Directors authorized the distribution of one Preferred Share Purchase Right (a "Right") for each outstanding share of Common Stock. Each Right entitles the holder thereof to buy one-half of one one-hundredth of a share of Series B Junior Participating Preferred Stock at a price of $70.00. The Rights are governed by the Rights Agreement.

      As distributed, the Rights trade together with the Common Stock. They may be exercised or traded separately only after the earlier to occur of: (i) 10 days following a public announcement that a person or group of persons has obtained the right to acquire 10% or more of the outstanding Common Stock (20% in the case of certain institutional investors), or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors) following the commencement or announcement of an intent to make a tender offer or exchange offer which would result in beneficial ownership by a person or group of persons of 10% or more of the outstanding Common Stock. If the acquiring person or group of persons acquires 10% or more of the Common Stock, each Right (other than those held by the acquirer) will entitle its holder to purchase, at the Right's exercise price, shares of Common Stock having a market value of twice the Right's exercise price. Additionally, if Federal-Mogul is acquired in a merger or other business combination, each Right (other than those held by the surviving or acquiring company) will entitle its holder to purchase, at the Right's exercise price, shares of the acquiring company's stock (or Common Stock of Federal-Mogul if it is the surviving corporation) having a market value of twice the Right's exercise price.

      Rights may be redeemed at the option of the Board of Directors for $0.005 per Right at any time before a person or group of persons acquires 10% or more of Federal-Mogul's Common Stock. The Board may amend the Rights at any time without shareholder approval. The Rights will expire by their terms on November 14, 1998.

      The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire Federal-Mogul in a manner that causes the Rights to become exercisable. Federal-Mogul believes, however, that the Rights would neither affect any prospective offeror willing to negotiate with the Board of Directors of Federal-Mogul nor interfere with any merger or other business combination approved by the Board of Directors.

Series C ESOP Convertible Preferred Stock

      In February, 1989, Federal-Mogul established an Employee Stock Ownership Plan (the "ESOP") and issued 1,000,000 shares of Series C ESOP Convertible Preferred Stock ("Series C Stock") to the ESOP, of which 762,939 shares were outstanding at March 31, 1998. Such shares bear a dividend of $4.78125 per share per annum, subject to certain adjustments. The share of Series C ESOP Convertible Preferred Stock are convertible into shares of Common Stock at a rate of two shares of Common Stock per share, subject to adjustment. The Series C Stock may be issued only to a trustee acting on behalf of an employee stock ownership plan or other employee benefit plan of Federal-Mogul and will be automatically converted into shares of Common Stock in the event of any transfer to a person other than such trustee. Such Series C Stock shares provide for a liquidation preference of $63.75 per share plus accrued and unpaid dividends. The Series C Stock is redeemable, in whole or in part, at the option of Federal-Mogul at a redemption price per share currently equal to 100.75% of the liquidation preference, declining to 100% of the liquidation preference on and after January 1, 1999, plus, in each case, accrued and unpaid dividends. Holders of the Series C Stock have full voting rights and generally vote together with the Common Stock as one class, each share of the Series C Stock having such number of votes as equals the number of shares of Common Stock into which such share could be converted on the record date for determining the shareholders entitled to vote, or currently two votes per share; the shares of the Series C Stock are entitled to vote separately on certain matters. The shares of the Series C Stock are not subject to any sinking fund provisions and have no preemptive rights. The shares of the Series C Stock rank senior to Common Stock as to the payment of dividends and distribution of assets on liquidation, dissolution and winding up of Federal-Mogul.

      In the event that Federal-Mogul is unable to pay dividends on the Series C Stock, Federal-Mogul is required, pursuant to the terms of the ESOP, to make a contribution to the ESOP to satisfy the then current debt service requirements of the ESOP Note (which obligation is fully reflected in long-term debt on Federal-Mogul's balance sheet).

Series E Mandatory Exchangeable Preferred Stock


      On February 24, 1998, Federal-Mogul issued 1,030,325.6 shares of Series E Stock to holders of equity interests in the Fel-Pro entities as partial compensation for the acquisition thereof. 257,581.4 shares of Series E Stock have been converted into Common Stock, resulting in a reduction in the number of Series E Stock outstanding to 772,774.2 shares.


      The shares of Series E Stock are mandatorily exchangeable into shares of Common Stock at a rate of five shares of Common Stock for each share of Series E Stock (representing an aggregate of 5,151,628 shares of Common Stock), subject to adjustment, upon the earlier of (i) the fifteenth day after holders of two-thirds of the outstanding Series E Stock have requested such exchange,
(ii) the effective date of a registration statement filed at the request of holders of a majority of the Series E Stock pursuant to the registration rights agreement Federal-Mogul executed for the benefit of holders of Series E Stock and (iii) February 24, 1999.

      Shares of Series E Stock bear a fully cumulative dividend of $2.40 per share per annum, payable quarterly in arrears, subject to increase to $14.35 per share per annum if shares of Series E Stock remain outstanding after February 24, 1999, increasing by $2.05 each month thereafter to $26.65 per share per annum as of August 24, 1999, subject to certain adjustments. The first scheduled quarterly dividend, due March 31, 1998, was paid to the holders of Series E Stock. Holders of the Series E Stock have no voting rights through February 24, 1999, after which they have full voting rights and generally vote together with the Common Stock as one class, each share of the Series E Stock having such number of votes as equals the number of shares of Common Stock into which such share could be converted on the record date for determining the shareholders entitled to vote, currently five votes per share. The shares of the Series E Stock are not subject to any sinking fund or redemptive provisions and have no preemptive rights. The shares of the Series E Stock rank senior to Common Stock as to the payment of dividends and in parity to Common Stock as to distribution of assets on liquidation, dissolution and winding up of Federal-Mogul.

      The holders of a majority of the Common Shares into which the Series E Stock is convertible or has been converted may, upon no more than three occasions, request registration of all or part of such shares of Common Stock at any time after January 1, 1999, provided that the Restated Articles of Incorporation have been amended to authorize additional shares of Common Stock for issuance. Such rights terminate at any point at which there are fewer than 3,000,000 shares of Common Stock eligible for such registration and such shares may be sold without restriction pursuant to Rule 144(k) under the Securities Act of 1933. The holders initiating the demand registration may elect whether the offering of the relevant shares upon registration shall be in the form of a firm commitment underwritten offering or otherwise (subject to certain restrictions, such as a determination by the underwriter of an offering that inclusion of the requested shares would adversely affect the marketability of the Common Stock).

Certain Provisions

      The Articles of Incorporation and Bylaws of Federal-Mogul and the Rights Agreement contain provisions, summarized below, that could have the effect of delaying, deterring or preventing a change of control of Federal-Mogul. This summary does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Restated Articles of Incorporation and Bylaws and the Rights Agreement.

Federal-Mogul's Articles of Incorporation

      Federal-Mogul's Articles of Incorporation provide that the approval of a business combination (as hereinafter defined) requires (in addition to any other vote that may be required) the affirmative vote of at least a majority of the outstanding shares of preferred stock entitled to vote thereon and Common Stock, voting as a single class. In addition, (a) where the Articles of Incorporation require the approval of the holder of the preferred stock or one or more series thereof considered as a separate class, such business combination shall also require the affirmative vote of at least a majority of the outstanding shares of the preferred stock of such series thereof considered as a separate class that are not owned by an Interested Shareholder (as hereinafter defined) and (b) where applicable law requires that a transaction be approved by any class or series of Federal-Mogul's stock or any combination thereof considered as a single class, such transaction shall also require the affirmative vote of at least a majority of the shares of each such class or series or combination considered as a single class that are not owned by the Interested Shareholder.

      The voting requirements set forth in the previous paragraph shall not apply to any business combination if (a) Federal-Mogul's Board of Directors includes at least one member who was a duly elected and acting member of the Board of Directors (each being a "Disinterested Director") prior to the time the Interested Shareholder involved became an Interested Shareholder and such business combination has been approved by a majority of the Disinterested Directors and by a majority of the entire Board of Directors, (b) the aggregate amount of the cash and the fair market value of consideration other than cash to be received per share by holders of Common Stock in such business combination shall be at least equal to the Specified Price (as hereinafter defined) or (c) such business combination has been unanimously approved by the Board of Directors and the Board has, in the faithful exercise of its fiduciary duties to the holders of Common Stock, unanimously and expressly determined that the aggregate amount of the cash and the fair market value of the consideration other than cash to be received per share by holders of Common Stock in such business combination, although less than the Specified Price, is nonetheless fair to all holders of Common Stock.

      As used above:

           "business combination" means (a) any merger or consolidation of Federal-Mogul and any subsidiary with or into any Interested Shareholder or any corporation which after such merger or consolidation would be an affiliate of an Interested Shareholder, (b) any sale lease exchange, mortgage, pledge, transfer or other disposition to any Interested Shareholder or its affiliate of assets of Federal-Mogul or any subsidiary having a fair market value of $1 million or more (except in the ordinary course of business and on an arm's-length basis), (c) the issuance or transfer by Federal-Mogul or any subsidiary (in one transaction or a series of related transactions) of any securities of Federal-Mogul or a subsidiary to any Interested Shareholder or its affiliate for cash, securities or property having a fair market value of $1 million or more, (d) the adoption of any plan or proposal for the liquidation or dissolution of Federal-Mogul as a result of which any Interested Shareholder or its affiliate would receive any assets of Federal-Mogul other than cash or (e) any reclassification of securities (including any reverse stock split) or recapitalization of Federal-Mogul or merger or consolidation of Federal-Mogul with any subsidiary or any similar transaction (whether or not with an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportion of outstanding shares of any equity security of Federal-Mogul or a subsidiary directly owned by an Interested Shareholder or its affiliate.

           "Interested Shareholder" means a person who on the record date for determining the shareholders entitled to vote on a business combination is (a) the beneficial owner of 10% or more of the outstanding shares of Common Stock,
      (b) an affiliate of Federal-Mogul and within two years prior to such record date beneficially owned 10% or more of the then outstanding shares of Common Stock or (c) an assignee or other successor to any shares of capital stock of Federal-Mogul which were within two years prior thereto beneficially owned by an Interested Shareholder and such assignment or succession shall have occurred in one or more transactions not involving a public offering.

           "Specified Price" means the highest of (a) the highest per share price paid or agreed to be paid by such Interested Shareholder to acquire beneficial ownership of any shares of Common Stock within the two-year period prior to the consummation of the business combination; (b) the per share book value of the Common Stock at the end of the fiscal month immediately preceding the consummation of such business combination; and (c) if the Common Stock of the Interested Shareholder is publicly traded, the price per share equal to the earnings per share of Common Stock for the four full consecutive fiscal quarters immediately preceding the record date for solicitation of votes on such business combination (or, if votes are not solicited on such business combination, immediately preceding the consummation of such business combination) multiplied by the ratio (if any) of the highest published sale price of the Interested Shareholder's common stock during its four fiscal quarters immediately preceding such date, to the earnings per share of common stock of the Interested Shareholder for such four fiscal quarters.

Federal-Mogul's Bylaws

      Federal-Mogul's Bylaws contain provisions that govern nominations of directors by shareholders and presentation of business by shareholders for consideration at the annual meeting of shareholders. Generally, a shareholder must give notice of such nomination or business within 60 to 90 days prior to such meeting, giving specified information as to the shareholder and as to the person nominated and the business proposed to be brought before the meeting.

Incentive Stock Plans

      Federal-Mogul's shareholders adopted Stock Option Plans in 1976 and 1984 and a Performance Incentive Stock Plan in 1989, and the holders of Common Stock and Series C Stock adopted a Long Term Incentive Plan in 1997. These plans provide generally for granting options to purchase shares of the Common Stock. Restricted shares may be awarded under the 1989 Plan and entitle employees to all the rights of Common Stock shareholders, subject to certain transfer restrictions or forfeitures. Options entitle employees to purchase shares at an exercise price not less than 100% of the fair market value of the shares on the grant date.

      The 1989 Performance Incentive Stock Plan and the 1997 Long Term Incentive Plan additionally provide for the granting of performance unit awards ("PUA's") to eligible employees. These awards may be granted in the form of Common Stock or units, the value of which are based on the market value of the Common Stock. PUA's must relate to certain performance criteria established by the Compensation Committee of the Board of Directors and are awarded on terms and conditions fixed by the Committee on the date of grant. At April 29, 1998, 91,500 PUA's had been granted.

               UNITED STATES FEDERAL INCOME TAXATION

General

      The following summary accurately describes certain United States federal income tax consequences pertaining to the purchase, ownership, disposition, and conversion of Convertible Preferred Securities. Unless otherwise stated, this summary deals only with Convertible Preferred Securities held as capital assets by United States holders (defined below) who purchased the securities upon original issuance at their original offering price. As used herein, a "United States holder" means a person that is a citizen or resident of the United States or a U.S. domestic corporation or that otherwise will be subject to United States federal income taxation on a net income basis in respect of the Convertible Preferred Securities. This summary does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, securities or commodities traders who elect to account for their investment on a market-to-market basis, tax-exempt investors, or persons who hold the Convertible Preferred Securities as part of an integrated investment (including a "straddle") or as other than a capital asset. This summary does not address the tax consequences to persons which have a functional currency other than the U.S. Dollar or the tax consequences to shareholders, partners, or beneficiaries of a holder of Convertible Preferred Securities. Further, this summary does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government which may be applicable to the Convertible Preferred Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

Classification of the Convertible Subordinated Debentures

      Federal-Mogul, the Trust and the holders of the Convertible Preferred Securities (by the acceptance of a beneficial interest in a Convertible Preferred Security) have agreed to treat the Convertible Subordinated Debentures as indebtedness for all United States tax purposes and the Convertible Preferred Securities as evidence of an indirect beneficial ownership interest in the Convertible Subordinated Debentures. In connection with the Original Offering of the Convertible Subordinated Debentures, Cleary, Gottlieb, Steen & Hamilton, Special Counsel to the Company and the Trust ("Counsel"), has rendered its opinion that, under then current law, and based on certain representations, facts and assumptions set forth in such opinion, the Convertible Subordinated Debentures will be classified as indebtedness for United States federal income tax purposes.

Classification of the Trust

      In connection with the Original Offering of the Convertible Preferred Securities, Counsel has rendered its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Declaration and the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Convertible Preferred Securities generally will be considered the owner of an undivided interest in the Convertible Subordinated Debentures, and each holder will be required to include in its gross income the interest income paid or accrued with respect to its allocable share of the Convertible Subordinated Debentures in accordance with the holder's regular method of tax accounting.

Interest Income and Original Issue Discount

      Under the applicable Treasury regulations and based upon certain representations, facts and assumptions provided by Federal-Mogul in connection with the Original Offering, the Convertible Preferred Securities will not be treated as issued with OID within the meaning of section 1273(a) of the Code. Recently issued Treasury regulations under Section 1273 of the Code provide that debt instruments like the Convertible Subordinated Debentures will not be considered issued with OID by reason of Federal-Mogul's option to defer payments of interest if the likelihood of such deferral is "remote." Federal-Mogul has concluded, and this discussion assumes, that, as of November 24, 1997, the likelihood of exercise of that option is "remote" within the meaning of the applicable regulations, in part because exercising that option would prevent Federal-Mogul from declaring dividends on its stock and would prevent Federal-Mogul from making any payments with respect to debt securities that rank pari passu or junior to the Convertible Subordinated Debentures. Accordingly, as set forth below, stated interest on the Convertible Subordinated Debentures generally will be taxable to a holder as ordinary income at the time it is paid or accrued in accordance with such holder's regular method of tax accounting.

      If, however, Federal-Mogul exercises its right to defer payments of stated interest on the Convertible Subordinated Debentures, the Convertible Subordinated Debentures will become OID instruments at such time and all holders of Convertible Subordinated Debentures and, consequently, holders of the Convertible Preferred Securities will be required to accrue their pro rata share of OID (which will include both the stated interest and the de minimis OID, if any, on the Convertible Subordinated Debentures) on a daily economic accrual basis during the Extension Period even though Federal-Mogul will not pay such stated interest until the end of the Extension Period, and even though some holders may use the cash method of tax accounting. Moreover, thereafter the Convertible Subordinated Debentures will be taxed as OID instruments for as long as they remain outstanding. Thus, even after the end of an Extension Period, all holders would be required to continue to include the stated interest (and de minimis OID, if any) on the Convertible Subordinated Debentures in income on a daily economic accrual basis, regardless of their method of tax accounting and in advance of receipt of the cash attributable to such income. Under the OID economic accrual rules, a holder would accrue an amount of interest income each year that approximates that stated interest payments called for under the terms of the Convertible Subordinated Debentures, and actual cash payments of stated interest on the Convertible Subordinated Debentures would not be reported separately as taxable income. Any amount of OID included in a holder's gross income (whether or not during an Extension Period) with respect to a Convertible Preferred Security will increase such holder's tax basis in such Convertible Preferred Security, and the amount of distributions received by a holder in respect of such accrued OID will reduce the tax basis of such Convertible Preferred Security. Upon conversion of Convertible Preferred Securities into Federal-Mogul Common Stock, a holder will no longer be required to accrue OID.

      The Treasury regulations described above have not yet been addressed in any rulings or other interpretations by the Internal Revenue Service ("IRS"), and it is possible that the IRS could take a contrary position. If the IRS were to assert successfully that the stated interest on the Convertible Subordinated Debentures was OID regardless of whether Federal-Mogul exercises its option to defer payments of interest on such Convertible Subordinated Debentures, all holders of Convertible Preferred Securities would be required to include such stated interest in income on a daily economic accrual basis as described above.

      Corporate holders of Convertible Preferred Securities will not be entitled to a dividends-received deduction with respect to any income recognized by such holders with respect to the Convertible Preferred Securities.

Market Discount and Bond Premium

      Holders of Convertible Preferred Securities other than a holder who purchased the Convertible Preferred Securities upon original issuance may be considered to have acquired their undivided interests in the Convertible Subordinated Debentures with "market discount" or "acquisition premium" as such terms are defined for United States federal income tax purposes. Such holders are advised to consult their tax advisors as to the income tax consequences of the acquisition, ownership and disposition of the Convertible Preferred Securities.

Receipt of the Convertible Subordinated Debentures or Cash Upon
Liquidation of the Trust

      Under certain circumstances, as described under "Description of the Convertible Preferred Securities--Special Event Distribution; Tax Redemption," Convertible Subordinated Debentures may be distributed to holders in exchange for the Convertible Preferred Securities and in liquidation of the Trust. Under current United States federal income tax law, such a distribution to holders would be treated as a nontaxable event to each holder, and would result in such holder having an aggregate tax basis in the Convertible Subordinated Debentures equal to such holder's aggregate tax basis in the Convertible Preferred Securities immediately before the distribution. A holder's holding period in the Convertible Subordinated Debentures so received in liquidation of the Trust would include the period for which such holder held the Convertible Preferred Securities. If, however, the related Special Event is a Tax Event which results in the Trust being treated as an association taxable as a corporation, the distribution would likely constitute a taxable event to holders of the Convertible Preferred Securities, in which event Federal-Mogul could, at its option, redeem the Convertible Subordinated Debentures and distribute the resulting cash in liquidation of the Trust.

      Under certain circumstances described herein (see "Description of the Convertible Preferred Securities"), the Convertible Subordinated Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Convertible Preferred Securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed Convertible Preferred Securities, and a holder would recognize gain or loss as if it had sold such redeemed Convertible Preferred Securities for cash. See "--Sales of Convertible Preferred Securities" below.

Sales of Convertible Preferred Securities

      A holder that sells Convertible Preferred Securities will recognize gain or loss equal to the difference between the amount realized on the sale of the Convertible Preferred Securities and the holder's adjusted tax basis in such Convertible Preferred Securities. A holder's adjusted tax basis in the Convertible Preferred Securities generally will be its initial purchase price increased by OID (if any) previously includible in such holder's gross income to the date of disposition and decreased by payments (if any) received on the Convertible Preferred Securities (in respect of OID) to the date of disposition. Such gain or loss will be a capital gain or loss and will be a long-term capital gain or loss if the Convertible Preferred Securities have been held for more than one year at the time of sale. Long-term capital gain recognized by an individual United States holder generally will be subject to a maximum tax rate of 28 percent in respect of Convertible Preferred Securities held for more than one year and to a maximum rate of 20 percent in respect of Convertible Preferred Securities held for more than 18 months.


      Legislation currently pending in Congress generally would, if enacted in its current form, subject long-term capital gain recognized by an individual holder to a maximum rate of 20 percent in respect of property held for more than one year, effective for amounts properly taken into account on or after January 1, 1998.


      The Convertible Preferred Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Convertible Subordinated Debentures. A holder that uses the accrual method of tax accounting (and a cash method holder, if the Convertible Subordinated Debentures are treated as issued with OID) that disposes of or converts its Convertible Preferred Securities between record dates for payments of distributions thereon will be required to include in its income, as ordinary income, the accrued but unpaid interest on the Convertible Subordinated Debentures through the date of disposition or conversion, and to add such amount to its adjusted tax basis in its pro rata share of the underlying Convertible Subordinated Debentures which will be deemed disposed of or converted. To the extent the selling price is less than the holder's adjusted tax basis (which basis will include all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

Possible Tax Law Changes

      Prospective investors should be aware that Enron Corporation has filed a petition in U.S. Tax Court challenging the proposed disallowance by the Internal Revenue Service of the deduction of interest on securities issued by Enron Corporation in 1993 and 1994 that are similar to, although different in a number of respects from, the Convertible Subordinated Debentures. It is possible that a decision in that case could give rise to a Special Event, which would permit Federal-Mogul to cause a redemption of the Convertible Subordinated Debentures, as described more fully under "Description of the Convertible Preferred Securities--Special Event Distribution; Tax Event Redemption."

Certain Non-U.S. Holders

      As used herein, the term "Non-United States holder" means a holder of Convertible Preferred Securities that is a nonresident alien individual or a foreign corporation for United States federal income tax purposes.

      Under current United States federal income tax law, interest on the Convertible Subordinated Debentures and the Convertible Preferred Securities, including OID, will generally be classified as "portfolio interest" to a Non-

United States holder of a Convertible Preferred Security provided such interest is not effectively connected with the conduct of a trade or business within the United States by the holder. As a result, payments by the Trust or any of its paying agents to any holder of a Convertible Preferred Security that is a Non-United States holder will not be subject to withholding of United States federal income tax provided:

         (a) the beneficial owner of the Convertible Preferred Security does not actually or constructively (including by virtue of its interest in the underlying Convertible Subordinated Debentures) own 10% or more of the total combined voting power of all classes of stock of Federal-Mogul entitled to vote, which ownership is determined after the application of certain attribution rules;

         (b) the beneficial owner of the Convertible Preferred
      Security is not a controlled foreign corporation that is related to Federal-Mogul through stock ownership; and

         (c) either (i) the beneficial owner of the Convertible Preferred Security certifies to the Trust or its agent, under penalties of perjury, that it is not a United States person, and provides its name and address to the Trust or its agent or (ii) a securities clearing organization, a bank, or other financial institution which holds customers' securities in the ordinary course of its trade or business and which holds the Convertible Preferred Security in such capacity certifies to the Trust or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a qualifying intermediary and furnishes the copy of the statement to the Trust or its agent.

      A Non-United States holder of Convertible Preferred Securities who is an individual generally should not be subject to United States federal withholding tax on any gain realized on the sale or exchange of Convertible referred Securities unless such holder is (i) an individual and is present in the United States for 183 days or more in the taxable year of sale and either has a "tax home" in the United States or certain other requirements are met; or (ii) the gain is effectively connected with a trade or business conducted by the Non-United States holder within the United States (in which case the branch profits tax may also apply if the holder is a foreign corporation).

      If a Non-United States holder is treated as receiving a deemed dividend as a result of an adjustment of the conversion price of the Convertible Subordinated Debentures, as described below under "--Adjustment of the Conversion Price," such deemed dividend will be subject to United States federal withholding tax at a 30% (or a lower treaty) rate. Should the Trust be classified as an association taxable as a corporation for United States federal income tax purposes, distributions made in liquidation of the Trust would also be subject to various withholding requirements.

Conversion of Convertible Preferred Securities into Common Stock

      A holder will not recognize gain or loss upon the conversion, through the Conversion Agent, of Convertible
Preferred Securities for a proportionate share of the Convertible
Subordinated Debentures held by the Trust.

      A holder will not recognize gain or loss upon the conversion, through the Conversion Agent, of Convertible Subordinated Debentures into Federal-Mogul Common Stock. A holder will, however, recognize gain upon the receipt of cash in lieu of a fractional share of Federal-Mogul Common Stock equal to the amount of cash received less such holder's tax basis in such fractional share. A holder's tax basis in Federal-Mogul Common Stock received upon exchange and conversion should generally be equal to the holder's tax basis in the Convertible Preferred Securities delivered to the Conversion Agent for exchange less the basis allocated to any fractional share for which cash is received, and a holder's holding period in Federal-Mogul Common Stock received upon exchange and conversion should generally begin on the date the holder acquired the Convertible Preferred Securities delivered to the Conversion Agent for exchange.

Adjustment of the Conversion Price

      Treasury regulations promulgated under Section 305 of the Code would treat holders of Convertible Preferred Securities as having received a constructive distribution from Federal-Mogul in the event the conversion ratio of the Convertible Subordinated Debentures is adjusted if
(i) as a result of such adjustment, the proportionate interest (measured by the quantum of Federal-Mogul Common Stock into or for which the Convertible Subordinated Debentures is convertible or exchangeable) of the holder's Convertible Preferred Securities in the assets or earnings and profits of Federal-Mogul is increased, and (ii) the adjustment was not made pursuant to a bona fide, reasonable antidilution formula. An adjustment in the conversion ratio would not be considered made pursuant to such formula if the adjustment is made to compensate for certain taxable distributions with respect to Federal-Mogul Common Stock. Thus, under certain circumstances, a reduction in the conversion price of the holders may result in deemed dividend income to such holders to the extent of the current or accumulated earnings and profits of Federal-Mogul. Holders of the Convertible Preferred Securities would be required to include their allocable share of such deemed dividend income in gross income but would not receive any cash related thereto.

Information Reporting and Backup Withholding

      Generally, income on the Convertible Preferred Securities will be reported to holders on Forms 1099, which forms should be mailed to holders of Convertible Preferred Securities by January
31 following each calendar year.

      Payments made on, and proceeds from the sale of, the Convertible Preferred Securities may be subject to a "backup" withholding of 31% unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the holder's United States federal income tax, provided the required information is provided to the Internal Revenue Service.

      THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CONVERTIBLE PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

                       ERISA CONSIDERATIONS

      Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (a "Plan"), should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the Convertible Preferred Securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

      Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (also "Plans"), from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code ("Parties in Interest") with respect to such Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(5) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code.

      Under a regulation (the "Plan Assets Regulation") issued by the U.S. Department of Labor (the "DOL"), the assets of an entity would be deemed to be "plan assets" of a Plan for purposes of ERISA and Section 4975 of the Code if "plan assets" of the Plan were used to acquire an equity interest in such entity and no exception were applicable under the Plan Assets Regulation. An "equity interest" is defined under the Plan Assets Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features and specifically includes a beneficial interest in a trust.

      Pursuant to an exception contained in the Plan Assets Regulation, the assets of an entity would not be deemed to be "plan assets" of investing Plans if, immediately after the most recent acquisition of any equity interest in such entity, less than 25% of the value of each class of equity interests in such entity were held by Plans, other employee benefit plans not subject to ERISA or Section 4975 of the Code (such as governmental, church and foreign plans), and entities holding assets deemed to be "plan assets" of any Plan (collectively, "Benefit Plan Investors"). No assurance can be given that the value of the Convertible Preferred Securities of the Trust held by Benefit Plan investors will be less than 25% of the total value of such Convertible Preferred Securities at the completion of the Original Offering or thereafter, and no monitoring or other measures will be taken with respect to the satisfaction of the conditions to this exception. All of the Common Securities will be purchased and held by Federal-Mogul. The Plan Assets Regulation also contains an exception for "publicly-offered securities," which are securities offered pursuant to an effective registration statement under the Securities Act and which are "widely-held" and "freely transferable." A class of securities is considered to be "widely-held" for purposes of the Plan Assets Regulation only if it is a class of securities that is owned by 100 or more investors independent of the issuer and of one another. While the Convertible Preferred Securities will be offered pursuant to an effective registration statement under the Securities Act, no assurance can be given that the Convertible Preferred Securities will be owned by 100 or more investors independent of the issuer and of one another, and no monitoring or other measures will be taken with respect to the satisfaction of the conditions to this exception.

      Certain transactions involving the Trust could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Code with respect to a Plan if the Convertible Preferred Securities of the Trust were acquired with "plan assets" of such Plan and assets of the Trust were deemed to be "plan assets" of Plans investing in the Trust. For example, if Federal-Mogul is a Party in Interest with respect to an investing Plan (either directly or by reason of its ownership of its subsidiaries), extensions of credit between Federal-Mogul and the Trust (as represented by the Convertible Subordinated Debentures and the Guarantees) would likely be prohibited by Section 406(a)(l)(B) of ERISA and Section 4975(c)(l)(B) of the Code, unless exemptive relief were available under an applicable administrative exemption (see below). In addition, if a holder of Convertible Preferred Securities is a Party in Interest to a Plan, such Plan may not purchase the Convertible

Preferred Securities from such holder unless exemptive relief, as discussed below, is available with respect to such purchase or the Holder otherwise determines that no prohibited transaction is involved.

      The DOL has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Convertible Preferred Securities, assuming that assets of the Trust were deemed to be "plan assets" of Plans investing in the Trust (see above). Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts). PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

      Because the Convertible Preferred Securities may be deemed to be equity interests in the Trust for purposes of applying ERISA and Section 4975 of the Code, the Convertible Preferred Securities may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1, or 84-14. Any purchaser or holder of the Convertible Preferred Securities or any interest therein will be deemed to have represented by its purchase, holding or disposition thereof that it either (a) is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan or (b) is exempt under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 with respect to such purchase, holding or disposition or otherwise is not engaging in a prohibited transaction. Such representation shall be deemed made on each day from and including the date on which such purchaser or holder acquires its interest in the Convertible Preferred Securities through and including the date on which such purchaser or holder disposes of its interest in the Convertible Preferred Securities. In addition, any purchaser or holder of the Convertible Preferred Securities will be deemed to have approved the appointment of the Institutional Trustee and the purchase and holding of the Convertible Subordinated Debentures by the Trust.

      Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing Convertible Preferred Securities on behalf of or with "plan assets" of any Plan consult with their counsel regarding the potential consequences if the assets of the Trust were deemed to be "plan assets" and the availability of exemptive relief under the PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

                          SELLING HOLDERS

      The Convertible Preferred Securities were originally issued by the Trust and sold by Morgan Stanley Dean Witter (the "Initial Purchaser"), in transactions exempt from the registration requirements of the Securities Act, to persons reasonably believed by such Initial Purchaser to be "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) or outside the United States to non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act. The Selling Holders may from time to time offer and sell pursuant to this Prospectus any or all of the Convertible Preferred Securities, any Convertible Subordinated Debentures and Federal-Mogul Common Stock issued upon conversion of the Convertible Preferred Securities. The term Selling Holder includes the holders listed below and the beneficial owners of the Convertible Preferred Securities and their transferees, pledgees, donees or other successors.


      The following table sets forth information with respect to the Selling Holders and the respective number of Convertible
Preferred Securities beneficially owned by each Selling Holder that may be offered pursuant to this Prospectus. Such information has been obtained from the Selling Holders and the Institutional Trustee. Bear Stearns Securities Corp., Merrill Lynch, Pierce,
Fenner and Smith, Inc. and Merrill Lynch International Ltd. have in the past provided to Federal-Mogul and/or its affiliates investment banking and/or investment advisory services for which they have received customary fees, and may in the future provide such services. As of June 15, 1998, Janus Capital Corporation held approximately 15.9% of Federal-Mogul's outstanding Common Stock and Merrill Lynch Asset Management, an affiliate of Merrill Lynch, Pierce, Fenner and Smith, Inc., held approximately 5.4% of Federal-Mogul's outstanding Common Stock.


                                                              Number of
                                                              Preferred
           Selling Holder                                     Securities
           --------------                                     ----------



Alexandra Global Investment Fund 1 Ltd. .................      250,000
Allegheny Teledyne Inc. Pension Fund ....................       24,800
Alpine Associates .......................................      326,200
Alpine Partners, L.P. ...................................       22,100
American Mutual Fund, Inc. ..............................      500,000
Argent Classic Convertible Arbitrage Fund
 (Bermuda) L.P. .........................................      260,900
Argent Classic Convertible Arbitrage Fund L.P. ..........       19,500
Baptist Health ..........................................       50,000
Bear Stearns Securities Corp. ...........................       40,000
Black Diamond, Ltd. .....................................       19,725
Black Diamond Partners, L.P. ............................       17,555
Boston Museum of Fine Art ...............................       24,000
BZW Securities Limited ..................................      225,000
Collins Fixed Income ....................................       18,000
Common Fund .............................................       26,300
Delta Airlines Inc. Retirement Plan .....................      137,600
Denver Art Museum Foundation ............................        3,800
Deutsche Bank A.G. ......................................    1,763,150
Double Black Diamond Offshore LDC .......................        8,320
Dunham & Assoc. Fund II .................................       16,000
Dunham & Assoc. Fund III ................................       38,000
El Pomar Foundation .....................................        4,800
Engineers Joint Pension Fund ............................       86,000
Equity Portfolio ........................................      270,000
Forest Alternative Strategies Fund II LP
 Series A-5M ............................................        4,000
Forest Alternative Strategies Fund II LP
 Series A-5 .............................................       90,800
Forest Alternative Strategies Fund II LP
 Series A-5T ............................................        8,000
Forest Global Convertible Fund Series A-5 ...............       91,000

Golden Rule Insurance Company ...........................       66,000
Goldman, Sachs & Co. ....................................       79,100
Grace Brothers, Ltd. ....................................       30,000
Highbridge Capital Corp. ................................        1,335
Highbridge Capital Corporation ..........................      150,000
IDS Life Aggressive Growth Fund .........................       69,000
Income Fund of America, Inc. ............................    1,000,000
Janus Capital Corporation ...............................      567,000
JMG Convertible Investments, L.P. .......................      107,300
L.A. Fire and Police Pension Fund .......................       46,600
Lipper Convertibles, L.P. ...............................      230,000
LLT Limited .............................................       10,200
Merrill Lynch, Pierce, Fenner and Smith, Inc. ...........      175,000
Merrill Lynch International Ltd. ........................      102,000
Mitchell Hutchins Series Trust, Balanced Portfolio ......        3,000
Mitchell Hutchins Series Trust, Growth and
 Income Portfolio .......................................        3,000
Mt. Sinai School of Medicine ............................        7,300
National Union Fire Insurance Company ...................       36,400
New Vernon Advisors Inc. ................................        4,600
New York Life Insurance Company .........................      300,000
New York Life Insurance & Annuity Corporation ...........       25,000
Nicholas Applegate Global Growth & Income ...............       32,000
Nicholas Applegate Income & Growth ......................      874,000
Olin Foundation .........................................        3,700
PaineWebber Balanced Fund, a series of
 Master Series, Inc. ....................................       34,000
PaineWebber Growth & Income Fund, a series of
 PaineWebber America Fund ...............................      158,000
Paloma Securities L.L.C .................................      175,000
Q Investments, L.P. .....................................       75,000
R2 Investments, LDC .....................................      239,300
San Diego County Convertible ............................      746,000
San Diego City Retirement ...............................      242,000
SBC Warburg Dillon Read Inc. for Swiuss Bank
 Corporation London Branch ..............................      190,000
Scudder Kemper Investments ..............................       82,000
Shepherd Investments International Ltd. .................      471,550
Southport Management Partners L.P. ......................       10,000
Southport Partners International Ltd. ...................       20,000
State of Oregon/SAIF Corporation ........................       70,000
The Travelers Indemnity Company .........................      116,668
The Travelers Insurance Company .........................       74,999
The Travelers Life and Annuity Company ..................        8,333
Triton Capital Investments, Ltd. ........................      209,300
Wake Forest University ..................................      192,000
Worldwide Transactions Ltd. .............................        3,065
Xerox Corporation Profit Sharing Plan ...................       81,800
Any other holder of Convertible Preferred
 Securities or future transferee
 from any such holder....................................       32,900
                                                            ----------

Total ...................................................   11,500,000
                                                            ==========



      None of the other Selling Holders has, or within the past three years has had, any position, office or other material relationship with the Trust or the Company or any of their predecessors or affiliates, except as noted above. Because the Selling Holders may, pursuant to this Prospectus, offer all or some portion of the Convertible Preferred Securities, the Convertible Subordinated Debentures or the Federal-Mogul Common Stock issuable upon conversion of the Convertible Preferred Securities, no estimate can be given as to the amount of the Convertible Preferred Securities, the Convertible Subordinated Debentures or the Federal-Mogul Common Stock issuable upon conversion of the Convertible Preferred Securities that will be held by the Selling Holders upon termination of any such sales. In addition, the Selling Holders identified above may have sold, transferred or otherwise disposed of all or a portion of their Convertible Preferred Securities, since the date on which they provided the information regarding their Convertible Preferred Securities, in transactions exempt from the registration requirements of the Securities Act. See "Plan of Distribution."

                       PLAN OF DISTRIBUTION

      The Offered Securities may be sold from time to time to purchasers directly by the Selling Holders. Alternatively, the Selling Holders may from time to time offer the Offered Securities to or through underwriters, broker/dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Holders or the purchasers of such securities for whom they may act as agents. The Selling Holders and any underwriters, broker/dealers or agents that participate in the distribution of Offered Securities may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the sale of such securities and any discounts, commissions, concessions or other compensation received by any such underwriter, broker/ dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

      The Offered Securities may be sold from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The sale of the Offered Securities may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Offered Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market or (iv) through the writing of options. At the time a particular offering of the Offered Securities is made, a Prospectus Supplement, if required, will be distributed which will set forth the aggregate amount and type of Offered Securities being offered and the terms of the offering, including the name or names of any underwriters, broker/dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Holders and any discounts, commissions or concessions allowed or reallowed or paid to broker/dealers.

      To comply with the securities laws of certain jurisdictions, if applicable, the Offered Securities will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the Offered Securities may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or any exemption from registration or qualification is available and is complied with.

      The Selling Holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the Offered Securities by the Selling Holders. The foregoing may affect the marketability of such securities.

      Pursuant to the Registration Rights Agreement, all expenses of the registration of the Offered Securities will be paid by the Company, including, without limitation, all registration and filing fees (including, without limitation, (x) with respect to filings required to be made with the National Association of Securities Dealers, Inc. and (y) of compliance with federal and state securities or Blue Sky laws); provided, however, that the Selling Holders will pay all registration expenses to the extent Federal-Mogul is prohibited by applicable Blue Sky laws from paying for or on behalf of such Selling Holders. Federal-Mogul and the Trust shall register or qualify or cooperate with the Selling Holders in connection with the registration or qualification (or exemption from such registration or qualification) of the Offered Securities for offer and sale under securities or Blue Sky laws of such jurisdictions within the United States as any Selling Holder reasonably requests in writing (which request may be included in the Questionnaire). The Selling Holders will be indemnified by the Company and the Trust, jointly and severally, against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith. The Company and the Trust will be indemnified by the Selling Holders severally against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith.

                           LEGAL MATTERS

      The validity of the Convertible Preferred Securities will be passed upon on behalf of Federal-Mogul and the Trust by Richards, Layton & Finger, P.A., special Delaware counsel to Federal-Mogul and the Trust. The validity of the Convertible Subordinated Debentures and the Guarantee and certain matters relating thereto will be passed upon for Federal-Mogul and the Trust by Cleary, Gottlieb, Steen & Hamilton, New York New York. Certain legal matters will be passed upon for Federal-Mogul and the Trust by David M. Sherbin, Associate General Counsel of Federal-Mogul. Mr. Sherbin owns and holds options to purchase approximately 1,550 shares of Common Stock of Federal-Mogul.

                              EXPERTS

      The consolidated financial statements and related schedules of Federal-Mogul as of December 31, 1997 and for each of the three years in the period ended December 31, 1997 incorporated by reference herein have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedules audited by Ernst & Young LLP are incorporated herein by reference in reliance on such reports given upon the authority of such firm as experts in accounting and auditing.

      The consolidated financial statements of T&N as of December 31, 1997 and for each of the three years in the period ended December 31, 1997 incorporated by reference herein have been audited by KPMG Audit Plc, independent auditors, as set forth in their reports thereon incorporated herein by reference. Such consolidated financial statements audited by KPMG Audit Plc are incorporated herein by reference in reliance on their report given on their authority as experts in accounting and auditing.

      The financial statements of Fel-Pro as of December 28, 1997 and December 29, 1996 for each of the three years in the period ended December 28, 1997 incorporated by reference herein have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such financial statements audited by Ernst & Young LLP are incorporated herein by reference in reliance on such report given on upon the authority of such firm as experts in accounting and auditing.

=================================================================

No dealer, salesperson or other person has been authorized to give any information or to make any representations not contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Federal-Mogul Corporation or Federal-Mogul Financing Trust or any of their agents. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of Federal-Mogul Corporation or Federal-Mogul Financing Trust since such date.

                         ---------------

                        TABLE OF CONTENTS

                                                  Page
                                                  ----


Available Information.............................  4
Incorporation of Certain Documents
  by Reference....................................  4
Forward-Looking Statements........................  5
Risk Factors......................................  6
Federal-Mogul Financing Trust..................... 12
The Company....................................... 14
Ratio of Earnings to Fixed Charges and Ratio of
  Earnings to Combined Fixed Charges and
  Preferred Stock Dividends....................... 15
Use of Proceeds................................... 15
Description of the Convertible Preferred
  Securities...................................... 16
Description of the Guarantee...................... 33
Description of the Convertible
  Subordinated Debentures......................... 36
Effect of Obligations Under the Convertible
  Subordinated Debentures and the
  Guarantee....................................... 45
Description of Capital Stock...................... 46
United States Federal Income Taxation............. 51
ERISA Considerations.............................. 56
Selling Holders................................... 58
Plan of Distribution.............................. 60
Legal Matters..................................... 61
Experts........................................... 61


=================================================================


=================================================================



                          FEDERAL-MOGUL
                         FINANCING TRUST

                            11,500,000

                       7% Trust Convertible
                       Preferred Securities

            Guaranteed to the Extent Set Forth Herein
                               by,
                       and convertible into
                         Common Stock of,




                    Federal-Mogul Corporation






                            PROSPECTUS



                          Dated July 9, 1998




=================================================================

                             PART II


              INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The estimated expenses of issuance and distribution, other than underwriting discounts and commissions, expected to be incurred by the Registrant are as follows:


Filing fee of Securities and Exchange
  Commission relating to registration
  statement.........................................  $169,625

Blue Sky qualification fees and
  expenses, including legal fee.....................     3,000

Printing and engraving expenses.....................     5,000

Transfer agent and trustee fees and expenses........     5,000

Fees and expenses of counsel for the Registrant.....   150,000

Total...............................................  $332,625
                                                       =======


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS OF THE COMPANY.

      Sections 561 through 571 of the Michigan Business Corporation Act (the "Act"), and Article XI of Federal-Mogul's Bylaws relate to the indemnification of Federal-Mogul's directors and officers, among others, in a variety of circumstances against liabilities arising in connection with the performance of their duties.

      The Act permits indemnification of directors and officers acting in good faith and in a manner they reasonably believe to be in or not opposed to the best interests of Federal-Mogul or its shareholders (and, with respect to a criminal proceeding, if they have no reasonable cause to believe their conduct to be unlawful) against (i) expenses (including attorney's fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending, or completed action, suit, or proceeding (other than an action by or in the right of Federal-Mogul) arising by reason of the fact that such person is or was a director or officer of Federal-Mogul (or with some other entity at Federal-Mogul's request) and (ii) expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action or suit by or in the right of Federal-Mogul, unless the director or officer is found liable to Federal-Mogul and an appropriate court does not determine that he or she is nevertheless fairly and reasonably entitled to indemnification.

      The Act requires indemnification for expenses to the extent that a director or officer is successful on the merits in defending against any such action, suit or proceeding, and otherwise requires in general that the indemnification provided for in (i) and (ii) above be made only on a determination by (a) a majority vote of a quorum of the Board of Directors who were not parties or threatened to be made parties to the action, suit or proceeding, (b) if a quorum cannot be obtained, by a majority vote of a committee duly designated by the Board and consisting solely of two or more directors not at the time parties or threatened to be made parties to the action, suit or proceeding,
(c) by independent legal counsel, (d) by all independent directors who are not parties or threatened to be made parties to the action, suit or proceeding, or (e) by the shareholders (but shares held by directors or officers who are parties or are threatened to be made parties may not be voted). In certain circumstances, the Act further permits advances to cover such expenses before a final determination that indemnification is permissible, upon receipt of a written affirmation by the director or officer of their good-faith belief that they have met the applicable standard of conduct set forth in Sections 561 and 562 of the Act, receipt of a written undertaking by or on behalf of the director or officer to repay such amounts unless it shall ultimately be determined that they are entitled to indemnification and a determination that the facts then known to those making the advance would not preclude indemnification.

      Indemnification under the Act is not exclusive of other rights to indemnification to which a person may be entitled under Federal-Mogul's Articles of Incorporation, Bylaws, or a contractual agreement. The Act permits Federal-Mogul to purchase insurance on behalf of its directors and officers against liabilities arising out of their positions with Federal-Mogul whether or not such liabilities would be within the foregoing indemnification provisions.


                              BYLAWS

      Under Federal-Mogul's Bylaws, Federal-Mogul is required to indemnify any person who was or is a party or is threatened to be made a party to or called as a witness in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether formal or informal) and any appeal thereof (other than an action by or in the right of Federal-Mogul, a "derivative action") by reason of the fact that such person is, was or agreed to become a director or officer of Federal-Mogul, against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person was successful in defending such action, suit or proceeding, or otherwise if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of Federal-Mogul or its shareholders, and, with respect to any criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except the indemnification extends only to expenses (including actual and reasonable attorneys' fees) and amounts paid in settlement incurred by the person in connection with such action and, where the person is found to be liable to Federal-Mogul, only if and to the extent that the court in which such action was brought determines that such person is fairly and reasonably entitled to such indemnification for the expenses which the court considers proper.

      Federal-Mogul's Bylaws provide that Federal-Mogul shall pay for the expenses incurred by an indemnified director or officer in defending the proceedings specified above, in advance of their final disposition, provided that if required by the Act, the person furnishes Federal-Mogul with an undertaking to reimburse Federal-Mogul if it is ultimately determined that such person is not entitled to indemnification. Federal-Mogul shall provide indemnification to any person who is or was serving at the request of Federal-Mogul as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, to the same degree as the foregoing indemnification of directors and officers. In addition, Federal-Mogul may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Federal-Mogul (or is serving or was serving at the request of Federal-Mogul in a position and at an entity listed in the preceding sentence) against any liability asserted against and incurred by such person in such capacity, or arising out of the person's status as such whether or not Federal-Mogul would have the power to indemnify the person against such liability under the provisions of Federal-Mogul's Bylaws.


      INDEMNIFICATION OF DIRECTORS AND OFFICERS OF THE TRUST

      The Declaration of the Trust provides that Federal-Mogul shall indemnify any officer, employee or agent of the Trust or its affiliates (each a "Company Indemnified Person") who was or is a party or is threatened to be a party to any threatened, pending or completed action, suit or proceeding, by reason of the fact that such person is or was a Company Indemnified Person, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such Person and in a manner that the Company Indemnified Person reasonably believed to be in or not opposed to the best interests of the Trust. The Declaration also provides that expenses (including reasonable attorneys' fees) incurred by a Company Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Company Indemnified Person to repay such amount if it shall ultimately be determined that such Person is not entitled to be indemnified for the underlying cause of action as authorized by the Declaration.


ITEM 16.  EXHIBITS.

Exhibit No.                   Exhibit Description

   4.1**        Declaration of Trust of Federal-Mogul Financing
                Trust, dated as of November 21, 1997

   4.2* Amended and Restated Declaration of Trust of Federal-Mogul Financing Trust, dated as of December 1, 1997 among Federal-Mogul Corporation, as Sponsor, The Bank of New York, as Institutional Trustee and Delaware Trustee and Thomas W. Ryan, David A. Bozynski and Diane L. Kaye, as Administrators

   4.3*         Indenture for the 7% Convertible Junior
                Subordinated Debentures, dated as of December 1,
                1997 among Federal-Mogul Corporation and The Bank of New York, as Trustee

   4.4*         Form of 7% Convertible Preferred Securities
                (included in Exhibit 4.2 above)

   4.5*         Form of 7% Convertible Junior Subordinated
                Debentures (included in Exhibit 4.3 above)

   4.6*         Purchase Agreement for 10,000,000 Trust
                Convertible Preferred Securities of Federal-Mogul
                Financing Trust, dated November 24, 1997

   4.7* Registration Rights Agreement, dated as of December 1, 1997 by and among Federal-Mogul Corporation, Federal-Mogul Financing Trust and Morgan Stanley & Co. Inc. as Initial Purchaser

   4.8**        Federal-Mogul Corporation Preferred Securities
                Guarantee, dated as of December 1, 1997, between Federal-Mogul Corporation, as Guarantor, and The
                Bank of New York, as Preferred Securities
                Guarantee Trustee

   4.9* Federal-Mogul Corporation Common Securities Guarantee, dated as of December 1, 1997, between Federal-Mogul Corporation as Guarantor, and The Bank of New York, as Common Securities Guarantee Trustee

   4.10*        First Supplemental Indenture to Indenture for the
                7% Convertible Junior Subordinated Debentures dated December 1, 1997 between Federal-Mogul
                Corporation and The Bank of New York

   5.1*** Opinion of Richards, Layton & Finger, P.A. as to the validity of the Convertible Preferred
                Securities registered hereby

   5.2*** Opinion of Cleary, Gottlieb, Steen & Hamilton as to the validity of the Convertible Junior
                Subordinated Debentures and Convertible Preferred
                Securities Guarantee registered hereby

   5.3***       Opinion of David M. Sherbin, Associate General
                Counsel of Federal-Mogul Corporation, as to the validity of the Common Stock being registered hereby

  23.1**        Consent of Ernst & Young LLP

  23.2**        Consent of KPMG Audit Plc

  23.3***       Consent of Richards, Layton & Finger, P.A.
                (included in its opinion filed as Exhibit 5.1)

  23.4***       Consent of Cleary, Gottlieb, Steen & Hamilton
                (included in its opinion filed as Exhibit 5.2)

  23.5***       Consent of David M. Sherbin, Associate General
                Counsel of Federal-Mogul Corporation (included in his opinion filed as Exhibit 5.3)

  24.1** Powers of Attorney (included as page II-9 in the Registration Statement)

  25.1**        Form T-1 Statement of Eligibility under the Trust
                Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the 7% Convertible
                Junior Subordinated Debentures Indenture

  25.2**        Form T-1 Statement of Eligibility under the Trust
                Indenture Act of 1939, as amended, of The Bank of New York, as Institutional Trustee under the
                Amended and Restated Declaration of Trust

  25.3** Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Preferred Securities Guarantee Trustee under the Preferred Securities Guarantee

-------------


*   Previously filed
**  Filed herewith

ITEM 17.  UNDERTAKINGS.

(a)  The undersigned registrant hereby undertakes:

           A. to file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

                   (i)  to include any prospectus required by
           Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in "Calculation of Registration Fee" table in the effective registration statement;

                 (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs
(i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

           B. that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           C. to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           D. that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
      Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           E. insofar as the indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

           F. to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of such Act.

                            SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on July 9, 1998.


                            FEDERAL-MOGUL FINANCING TRUST


                                 By:  /s/ Thomas W. Ryan
                                    ----------------------
                                     Administrator


                                 By: /s/ David A. Bozynski
                                    ----------------------
                                     Administrator

                            SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on July 9, 1998.


                            FEDERAL-MOGUL CORPORATION


                                 By:  /s/  David M. Sherbin
                                     -------------------------
                                     David M. Sherbin
                                     Associate General Counsel



      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 9th day of July, 1998.

      Signature                        Title
      ---------                        -----

          *                  Chairman of the Board, President,
---------------------------  Chief Executive Officer and
Richard A. Snell             Director (Principal Executive
                             Officer)

          *                  Executive Vice President and Chief
---------------------------  Financial Officer (Principal
Thomas W. Ryan               Financial Officer)

          *                  Vice President and Controller
---------------------------  (Principal Accounting Officer)
Kenneth P. Slaby

          *                  Director
---------------------------
John J. Fannon

          *                  Director
---------------------------
Roderick M. Hills

          *                  Director
---------------------------
Paul S. Lewis

          *                  Director
---------------------------
Antonio Madero

          *                  Director
---------------------------
Robert S. Miller, Jr.

          *                  Director
---------------------------
John C. Pope

          *                  Director
---------------------------
Dr. Hugo Michael Sekyra

          *                  Director
---------------------------
Sir Geoffrey Whalen


*By: /s/ David M. Sherbin
---------------------------
David M. Sherbin
Attorney-in-fact

                           EXHIBIT INDEX

Exhibit No.                       Exhibit Description
-----------                       -------------------


4.1             Declaration of Trust of Federal-Mogul Financing
                Trust, dated as of November 21, 1997

4.2 Amended and Restated Declaration of Trust of Federal-Mogul Financing Trust, dated as of December 1, 1997 among Federal-Mogul Corporation, as Sponsor, The Bank of New York Company, as Institutional Trustee and Delaware Trustee and Thomas W. Ryan, David A Bozynski and Diane L. Kaye, as Administrators

4.3             Indenture for the 7% Convertible Junior
                Subordinated Debentures, dated as of December 1,
                1997 among Federal-Mogul Corporation and The Bank of New York, as Trustee

4.4             Form of 7% Convertible Preferred Securities
                (included in Exhibit 4.2 above)

4.5             Form of 7% Convertible Junior Subordinated
                Debentures (included in Exhibit 4.3 above)

4.6             Purchase Agreement for 10,000,000 Trust
                Convertible Preferred Securities of Federal-Mogul
                Financing Trust, dated November 24, 1997

4.7 Registration Rights Agreement, dated as of December 1, 1997 by and among Federal-Mogul Corporation, Federal-Mogul Financing Trust and Morgan Stanley & Co. Inc. as Initial Purchaser

4.8             Federal-Mogul Corporation Preferred Securities
                Guarantee, dated as of December 1, 1997, between Federal-Mogul Corporation, as Guarantor, and The
                Bank of New York, as Preferred Securities
                Guarantee Trustee

4.9 Federal-Mogul Corporation Common Securities Guarantee, dated as of December 1,1997, between Federal-Mogul Corporation as Guarantor, and The Bank of New York, as Common Securities Guarantee Trustee

4.10            First Supplemental Indenture to Indenture for the
                7% Convertible Junior Subordinated Debentures dated December 1,1997 between Federal-Mogul
                Corporation and The Bank of New York

5.1 Opinion of Richards, Layton & Finger, P.A. as to the validity of the Convertible Preferred
                Securities registered hereby

5.2 Opinion of Cleary, Gottlieb, Steen & Hamilton as to the validity of the Convertible Junior
                Subordinated Debentures and Convertible Preferred
                Securities Guarantee registered hereby

5.3             Opinion of David M. Sherbin, Associate General
                Counsel of Federal-Mogul Corporation, as to the validity of the Common Stock being registered hereby

23.1            Consent of Ernst & Young LLP

23.2            Consent of KPMG Audit Plc

23.3            Consent of Richards, Layton & Finger, P.A.
                (included in its opinion filed as Exhibit 5.1)

23.4            Consent of Cleary, Gottlieb, Steen & Hamilton
                (included in its opinion filed as Exhibit 5.2)

23.5            Consent of David M. Sherbin, Associate General
                Counsel of Federal-Mogul Corporation (included in his opinion filed as Exhibit 5.3)

24.1 Powers of Attorney (included as page II-9 in the Registration Statement)

25.1            Form T-1 Statement of Eligibility under the Trust
                Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the 7% Convertible
                Junior Subordinated Debentures Indenture

25.2            Form T-1 Statement of Eligibility under the Trust
                Indenture Act of 1939, as amended, of The Bank of New York, as Institutional Trustee under the
                Amended and Restated Declaration of Trust

25.3 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Preferred Securities Guarantee Trustee under the Preferred Securities Guarantee